UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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M&T BANK CORPORATION

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M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
Notice of 2009 Annual Meeting of Stockholders
and
Proxy Statement

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
March [     ], 2009
Dear Stockholder,
You are cordially invited to attend the 2009 Annual Meeting of Stockholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 21, 2009 at 11:00 a.m.
Stockholders will be asked to elect 17 directors, to consider approval of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, to consider approval of the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009. Information about these matters can be found in the attached Proxy Statement.
Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.
We urge you to vote for the election of all 17 nominees, to approve the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, to approve the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
ROBERT G. WILMERS
Chairman of the Board and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 21, 2009
The Proxy Statement and 2008 Annual Report of M&T Bank Corporation are available at http://ir.mandtbank.com/proxy.cfm.
YOUR VOTE IS IMPORTANT
It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Stockholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Stockholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other holder of record must vote using the form of proxy sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.
DISCONTINUE DUPLICATE MAILINGS
M&T Bank Corporation currently provides annual reports to stockholders who receive proxy statements. If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue duplicate mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

M&T BANK CORPORATION
One M&T Plaza
Buffalo, New York 14203
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., local time, on Tuesday, April 21, 2009.

PLACE	One M&T Plaza
10th Floor Buffalo, New York 14203

ITEMS OF BUSINESS	(1) To elect 17 directors for a term of one (1) year and until their successors have been elected and qualified.

(2) To approve the M&T Bank Corporation 2009 Equity Incentive Compensation Plan.

(3) To approve the compensation of M&T Bank Corporation’s Named Executive Officers.

(4) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2009.

(5) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m., Eastern Standard Time, on February 27, 2009 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March [ ], 2009	MARIE KING Corporate Secretary

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M&T BANK CORPORATION
PROXY STATEMENT
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2009 Annual Meeting of Stockholders or any adjournment or adjournments thereof.
The Annual Meeting of Stockholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 21, 2009, at 11:00 a.m., local time. M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.
This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about March [    ], 2009. A copy of M&T Bank Corporation’s Annual Report for 2008, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.
VOTING RIGHTS
Common Stockholders of record at 5:00 p.m., Eastern Standard Time, on February 27, 2009 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding [___] shares of common stock, $0.50 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the stockholder in person at the Annual Meeting.
Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of adopting the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, in favor of approving the compensation of M&T Bank Corporation’s Named Executive Officers and in favor of ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2009.
The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum.

The vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. If, however, a director does not receive a majority of the votes cast (which includes votes to withhold but excludes abstentions), that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the bylaws of M&T Bank Corporation.
The vote of a majority of the votes cast at the meeting is required to adopt the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, to approve the compensation of M&T Bank Corporation’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2009. An abstention with respect to the adoption of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, the approval of the compensation of M&T Bank Corporation’s Named Executive Officers or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation will not constitute a vote cast and therefore will not affect the outcome of the vote on the adoption of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, the approval of the compensation of M&T Bank Corporation’s Named Executive Officers or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation. Broker non-votes will not constitute votes cast for purposes of determining, and therefore will have no effect on, the outcome of the vote for the election of directors, the adoption of the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, approval of the compensation of M&T Bank Corporation’s Named Executive Officers and the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.
PRINCIPAL BENEFICIAL OWNERS OF SHARES
The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding Common Stock as of February 27, 2009.

Amount
and Nature
		of Beneficial	Percent
Name and address of beneficial owner		Ownership	of class

Allied Irish Banks, p.l.c.	Bankcentre, Ballsbridge Dublin 4, Ireland	[___](1)	[___]%

Robert G. Wilmers and others:

R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja Panama	[___]	[___]%

Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	[___]	less than 1%

Amount
and Nature
		of Beneficial	Percent
Name and address of beneficial owner		Ownership	of class
Robert G. Wilmers and others (continued):

St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W.	[___]	less than 1%
Washington, D.C. 20008

Roche Foundation	One M&T Plaza, 19th floor	[___]	less than 1%
Buffalo, NY 14203

West Ferry Foundation	One M&T Plaza, 19th floor	[___]	less than 1%
Buffalo, NY 14203

Elisabeth Roche Wilmers	One M&T Plaza, 19th floor	[___]	less than 1%
Buffalo, NY 14203

Robert G. Wilmers	One M&T Plaza, 19th floor	[___]	[___]%
Buffalo, NY 14203

Group Total		[___] (2)	[___]%

Berkshire Hathaway Inc.	1440 Kiewit Plaza	[___] (3)	[___]%
Omaha, NE 68131

Lord, Abbett & Co. LLC	90 Hudson Street	[___] (4)	[___]%
Jersey City, NJ 07302

(1)	Allied Irish Banks, p.l.c. (“AIB”) has filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that it has sole voting and dispositive power with respect to the indicated shares.

(2)	The members of this group have jointly filed with the SEC a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table.

Robert G. Wilmers, chairman of the board and chief executive officer of M&T Bank Corporation, is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, [___] shares owned by a limited liability company of which he is the sole member, and [___] shares subject to options granted under the M&T Bank Corporation 1983 Stock Option Plan (the “1983 Stock Option Plan”) and the M&T Bank Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) which are currently exercisable or are exercisable within 60 days after February 27, 2009 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and the group. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

(3)	Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, OBH, Inc., National Fire and Marine Insurance Company, GEICO Corporation and Government Employees Insurance Company have jointly filed with the SEC a Schedule 13G, as amended, reporting that they are the beneficial owners of in excess of 5% of the outstanding shares of Common Stock and that they have shared voting and dispositive power with respect to the indicated shares.

(4)	Lord, Abbett & Co. LLC filed with the SEC a Schedule 13G, as amended, reporting that it is the beneficial owner of in excess of 5% of the outstanding shares of Common Stock and that they have sole voting with respect to [___] of the indicated shares and sole dispositive power with respect to [___] of the indicated shares.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate of [___] shares of Common Stock as of February 27, 2009, of which its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over [___] of such shares. The remaining [___] shares of Common Stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote (4) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS
Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of M&T Bank Corporation of the following 17 persons recommended by the Board of Directors, to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2008 Annual Meeting of Stockholders, except for Melinda R. Rich, who is currently a director of M&T Bank and has been recommended to stand as a nominee for director by the Nomination, Compensation and Governance Committee.
In accordance with its rights under the Agreement and Plan of Reorganization dated September 26, 2002 by and among M&T Bank Corporation, AIB and Allfirst Financial Inc. (“Allfirst”), pursuant to which M&T Bank Corporation acquired Allfirst on April 1, 2003, AIB has designated Michael D. Buckley, Colm E. Doherty, Richard G. King and Eugene J. Sheehy (the “AIB Designees”) as nominees to stand for election as directors of M&T Bank Corporation.
If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate. In the event that any of the AIB Designees are unable to serve as directors for any reason, AIB has the right to designate replacements and the shares represented by the proxies will be voted for such designee or designees.
The principal occupation of each of the nominees for the last five years is listed below. The information with respect to the nominees is as of February 27, 2009, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and M&T Bank, National Association (“M&T Bank, N.A.”), and with M&T Bank’s principal operating subsidiaries.
NOMINEES FOR DIRECTOR
BRENT D. BAIRD is 70, is a member of the Executive and the Nomination, Compensation and Governance Committees and has been a director since 1983.
Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a director of M&T Financial Corporation and a member of M&T Bank’s Directors Advisory Council-New York City/Long Island Division. He is president of First Carolina Investors, Inc., a non-diversified investment company. Mr. Baird is also a director of Todd Shipyards Corporation.
ROBERT J. BENNETT is 67, is a member of the Executive Committee and has been a director since 1998.
Mr. Bennett is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. He is a member of M&T Bank’s Directors Advisory Council-Central New York Division. Mr. Bennett served as chairman of the board of M&T Bank Corporation from April 1, 1998 until his retirement on July 18, 2000. He was chairman of the board, president and chief executive officer of ONBANCorp, Inc. and its main bank subsidiary from May 1989 until M&T Bank Corporation’s acquisition of ONBANCorp, Inc. on April 1, 1998. Mr. Bennett is a private investor, a principal of Wooded Valley Estates, LLC II, a residential property development company and is a director of Welch Allyn Holdings, Inc.

C. ANGELA BONTEMPO is 68, is a member and the chair of the Audit and Risk Committee and has been a director since 1991.
Ms. Bontempo is the president, chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to June 2001, she was president and chief executive officer of Bryant & Stratton College, a system of colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and a member and the chair of its Examining Committee. Ms. Bontempo is also a member of the advisory board of Ciminelli Development Company, Inc., a director and vice chair of the Erie Regional Chamber and Growth Partnership, a director of the Pennsylvania Catholic Health Association and the Vantage Holding Group, LLC, and a board member of Healthcare Association of Pennsylvania.
ROBERT T. BRADY is 68, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.
Mr. Brady is chairman of the board of directors and chief executive officer of Moog Inc., a worldwide manufacturer of control systems and components for aircraft, satellites, automated machinery and medical equipment. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corporation, National Fuel Gas Company and Astronics Corporation. He is also a director of the Buffalo Niagara Partnership, a director of the Albright-Knox Art Gallery and serves on the University at Buffalo Council.
MICHAEL D. BUCKLEY is 64, is a member of the Executive and Nomination, Compensation and Governance Committees and has been a director since 2003.
Mr. Buckley retired as group chief executive and as a director of AIB on June 30, 2005. He had been a director of AIB since 1995. Mr. Buckley had been a former managing director of the AIB Poland Division and of the AIB Capital Markets Division. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Buckley is also a non-executive chairman of DCC plc, a business support services company quoted on the Dublin and London stock exchanges and is a non-executive director of Bramdean Alternatives Ltd., an investment fund quoted on the London Stock Exchange. Mr. Buckley is a senior advisor to a number of privately held companies, is chairman of the Irish Chamber Orchestra and is an adjunct professor in the Department of Economics at the National University of Ireland, Cork.
T. JEFFERSON CUNNINGHAM III is 66 and has been a director since 2001.
Mr. Cunningham is a director of M&T Bank, was a member of its Community Reinvestment Act Committee and is a member and the chairman of M&T Bank’s Directors Advisory Council-Hudson Valley Division. He assumed his positions with M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, Mr. Cunningham served as chairman of the board and chief executive officer of Premier and its bank subsidiary, Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is chairman and chief executive officer of Magnolia Capital Management, Ltd., a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute and an advisory director of the

Hudson River Valley Greenway Communities Council.
MARK J. CZARNECKI is 53 and has been a director since 2007.
Mr. Czarnecki is the president and a director of M&T Bank, and is chairman of its Trust and Investment Committee. Prior to his appointment as the president of M&T Bank Corporation and M&T Bank on January 1, 2007, he served as an executive vice president of M&T Bank Corporation and M&T Bank and was in charge of the M&T Investment Group and M&T Bank’s retail banking network. Mr. Czarnecki is the chairman of the board, president and chief executive officer and a director of M&T Bank, N.A., a director of the MTB Group of Funds and a director and officer of a number of principal subsidiaries of M&T Bank. He serves as chairman of the board of trustees of M&T Bank’s partner school, Westminster Community Charter School, and is a trustee of the University at Buffalo Council.
COLM E. DOHERTY is 50 and has been a director since 2005.
Mr. Doherty is the managing director of AIB Capital Markets plc and has been a director of AIB since 2003. He is a director of M&T Bank.
PATRICK W.E. HODGSON is 68, is a member of the Audit and Risk Committee and has been a director since 1987.
Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. He is a director and chairman of the board of Todd Shipyards Corporation. Mr. Hodgson is a director and a member of the Examining Committee of M&T Bank. He is also a director of First Carolina Investors, Inc.
RICHARD G. KING is 64, is a member of the Audit and Risk Committee and has been a director since 2000.
Mr. King is chairman of the executive committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He formerly served as president and chief operating officer of Utz from January 1996 until December 2007. Mr. King is a director of M&T Bank and a member of its Examining Committee. Mr. King had served as a director of Keystone from 1997 and as director of Keystone Financial Bank, N.A. from 1999 through M&T Bank Corporation’s acquisition of Keystone. He is also a director of High Industries, Inc. and WITF, Inc.
JORGE G. PEREIRA is 75 and has been a director since 1982. He is the vice chairman of the board of M&T Bank Corporation and is a member and the chairman of its Nomination, Compensation and Governance Committee.
Mr. Pereira is a private investor. He is a vice chairman of the board and a director of M&T Bank. Mr. Pereira also serves as the “lead outside director” of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions without management.
MICHAEL P. PINTO is 53 and has been a director since 2003. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Pinto is a vice chairman and a director of M&T Bank, chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division, and executive vice president and a director of M&T Bank, N.A. He is also a director and officer of a number of subsidiaries of M&T Bank. Mr. Pinto joined M&T Bank in 1985 as an executive associate. He is a member of the board of trustees of Mercy Health Services,

Inc., the board of directors of the Economic Alliance of Greater Baltimore and the board of directors of the Baltimore Symphony Orchestra.
MELINDA R. RICH is 51.
Mrs. Rich is a director of M&T Bank and past chair of its Community Reinvestment Act Committee. She is Vice Chairman of Rich Products Corporation, a privately owned frozen food manufacturer headquartered in Buffalo, New York. Mrs. Rich is chairperson of Rich Products Corporation’s Finance and Audit Committee. She is also the President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. Mrs. Rich is also a director of several other entities within the Rich Products Corporation family of companies. She is a former director and Chairman of the Corporate Governance Committee of Wm. Wrigley, Jr. Company, serving in such capacities from January through October, 2008. Mrs. Rich is currently a director of the Erie Canal Harbor Development Corporation as well as Cleveland Clinic’s Wellness Institute Leadership Board. She is a director of several charitable foundations including the Rich Family Foundation, DreamCatcher Foundation, Inc., The Don Hawley Foundation and The Culinary Institute of America.
ROBERT E. SADLER, JR. is 63 and has been a director since 1999. He is a vice chairman of the board of M&T Bank Corporation.
Mr. Sadler is a vice chairman of the board of M&T Bank. Prior to January 1, 2007, he also served as president and chief executive officer of M&T Bank Corporation and M&T Bank. Mr. Sadler serves as a director of Gibraltar Industries, Inc. and Security Mutual Life Insurance Company of New York.
EUGENE J. SHEEHY is 54 and has been a director since 2003.
Mr. Sheehy is the group chief executive of Allied Irish Banks, p.l.c. and has been a director since 2005. He is a director of M&T Bank. From April 1, 2003 until April 1, 2005, Mr. Sheehy was the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. Prior to April 1, 2003, he served as chief executive officer of AIB’s USA Division from March 14, 2002 and chairman of the board of Allfirst from April 30, 2002. Mr. Sheehy also served as president and chief executive officer of Allfirst Bank from July 31, 2002 through the date of the Allfirst acquisition. Prior to March 14, 2002, Mr. Sheehy was the managing director of AIB Bank Republic of Ireland.
HERBERT L. WASHINGTON is 58, is a member of the Audit and Risk Committee and has been a director since 1996.
Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of twenty-one McDonald’s Restaurants located in Ohio and Pennsylvania. He is also the owner of Syracuse Minority Television, Inc. Mr. Washington is a director and a member of the Examining Committee of M&T Bank. He is a member of the board of directors of the Youngstown Chamber of Commerce.
ROBERT G. WILMERS is 74 and has been a director since 1982. He is the chairman of the board and chief executive officer of M&T Bank Corporation, and is the chairman of its Executive Committee.
Mr. Wilmers is the chairman of the board and chief executive officer of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee. He is a director of AIB. Mr. Wilmers is also a director of The Business Council of New York State, Inc. and is the

Chairman of the Empire State Development Corporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 17 NOMINEES.
The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO APPROVE THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN
On February 17, 2009, the Board of Directors unanimously approved the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “2009 Equity Incentive Compensation Plan”), subject to stockholder approval, and authorized its submission to stockholders for approval at the 2009 Annual Meeting of Stockholders. A copy of the 2009 Equity Incentive Compensation Plan is attached to this Proxy Statement as APPENDIX A.
Summary of the 2009 Equity Incentive Compensation Plan
     The following description of the 2009 Equity Incentive Compensation Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is included as APPENDIX A to this Proxy Statement.
The purpose of the 2009 Equity Incentive Compensation Plan is to promote the success of M&T Bank Corporation and its affiliates by providing incentives to their officers and employees that will link their personal interests to the financial success of the M&T Bank Corporation and its affiliates and to growth in stockholder value. The Board of Directors and management believe that the ability to make equity awards enhances M&T Bank Corporation’s ability to attract and retain qualified employees. The Board of Directors also believes that it is in the best interest of M&T Bank Corporation and its stockholders to recognize the contributions of its employees in the success of M&T Bank Corporation by providing an incentive for such employees to continue their service with M&T Bank Corporation and its affiliates. Furthermore, as described in the Compensation Discussion and Analysis section of this Proxy Statement as a part of M&T Bank Corporation’s compensation policy, stock-based compensation is the most significant component of M&T Bank Corporation’s total compensation program, particularly with respect to its executive officers. M&T Bank Corporation’s base salaries and annual cash incentives are generally below the median of the market and it relies on stock-based compensation to maintain competitive compensation levels and retain employees. M&T Bank Corporation follows this approach to compensation in order to align its executives’ compensation with outside stockholders.
To provide a sufficient pool of equity for M&T Bank Corporation to attract and retain talent over the next several years, M&T Bank Corporation has adopted, subject to stockholder approval, the 2009 Equity Incentive Compensation Plan. The 2009 Equity Incentive Compensation Plan is substantially similar in design to the M&T Bank Corporation 2005 Incentive Compensation Plan (the “2005 Incentive Compensation Plan”), with the primary difference being the formal addition of restricted stock units and performance units as forms of awards that may be granted. The 2009 Equity Incentive Compensation Plan is intended to replace the 2005 Incentive Compensation Plan. Upon stockholder approval of the 2009 Equity Incentive Compensation Plan, no further grants will be made under the 2005 Incentive Compensation Plan, but, as described in the section entitled “Shares Available for Issuance” below, the shares remaining available for grant under the 2005 Incentive Compensation Plan will become available for award under the 2009 Equity Incentive Compensation Plan, as will shares related to outstanding awards under the 2005 Incentive Compensation Plan that are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration (prior to exercise) of such an award.

Administration
The 2009 Equity Incentive Compensation Plan will be administered by a committee consisting of three or more outside, independent members of the Board of Directors each of whom is (i) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act, (ii) to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), an “outside director” as defined in Section 162(m) of the Code, and (iii) qualified to administer the 2009 Equity Incentive Compensation Plan as contemplated by any rules and regulations of the New York Stock Exchange. If no appointment is in effect at any time, the 2009 Equity Incentive Compensation Plan will be administered by the Nomination, Compensation and Governance Committee of the Board of Directors. It is currently intended that the Nomination, Compensation and Governance Committee will constitute the committee to administer the 2009 Equity Incentive Compensation Plan. Therefore, for purposes of this description, the Nomination, Compensation and Governance Committee is presumed to be the committee to administer the 2009 Equity Incentive Compensation Plan.
The Nomination, Compensation and Governance Committee will have full power to administer and interpret the 2009 Equity Incentive Compensation Plan and to adopt or establish, and to modify or waive, such rules and procedures which it may deem necessary and appropriate for the proper administration and operation thereof. To the extent permitted by the 2009 Equity Incentive Compensation Plan, the Nomination, Compensation and Governance Committee may also delegate its authority under the 2009 Equity Incentive Compensation Plan to the Chief Executive Officer, to other officers, or to the M&T Bank Employee Benefits Plan Committee (or any similar or successor committee).
Shares and Other Limits
Shares Available for Issuance. The total number of shares of Common Stock that may be issued pursuant to awards under the 2009 Equity Incentive Compensation Plan may not exceed 4,000,000 plus any shares that have already been authorized and previously approved by stockholders and remain available for issuance under the 2005 Incentive Compensation Plan as of the date of the 2009 Annual Meeting of Stockholders (if the 2009 Equity Incentive Compensation Plan is approved by stockholders). As of February 27, 2009, a total of [___] shares of Common Stock remained available for issuance under the 2005 Incentive Compensation Plan and it is not expected that any material awards will be made from that date through the date of the 2009 Annual Meeting of Stockholders. In addition, to the extent that shares of Common Stock subject to an outstanding award under the 2005 Incentive Compensation Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration (prior to exercise) of such an award, then such shares will immediately again be available for issuance under the 2009 Equity Incentive Compensation Plan. To the extent that shares of Common Stock subject to an outstanding award under the 2009 Equity Incentive Compensation Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration (prior to exercise) of such an award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, then such shares will immediately again be available for issuance under the 2009 Equity Incentive Compensation Plan.
M&T Bank Corporation intends to issue new shares, use treasury shares, or acquire, as necessary, Common Stock in the open market to fulfill its obligations under the 2009 Equity Incentive Compensation Plan upon the exercise of options or the settlement of other awards. Fractional shares will not be issued under the 2009 Equity Incentive Compensation Plan.
Individual Award Limits. Of the shares of Common Stock authorized for issuance under the 2009 Equity Incentive Compensation Plan, up to the entire amount authorized may be issued with respect to awards that are not options, and up to the entire amount authorized may also be issued pursuant to options that are incentive stock options under the Code. In addition, the 2009 Equity Incentive Compensation Plan includes a limit of 200,000 shares of Common Stock as the maximum number of shares that may be subject to awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code, made to any one individual in any one calendar year.
Eligibility
Awards may be granted under the 2009 Equity Incentive Compensation Plan to employees and officers of M&T Bank Corporation and its affiliates. As of February 27, 2009 there were approximately [___] officers and employees of M&T Bank Corporation and its affiliates potentially eligible to receive awards under the 2009 Equity Incentive Compensation Plan. The selection of participants and the nature and size of awards is subject to the discretion of the Nomination, Compensation and Governance Committee.
Types of Awards
Awards granted under the 2009 Equity Incentive Compensation Plan may be in the form of stock options, restricted stock, restricted stock units, performance shares, performance units and incentive awards. The following is a brief description of the types of awards that may be granted under the 2009 Equity Incentive Compensation Plan:
Stock Options. Stock options may be nonqualified stock options or incentive stock options that comply with Code Section 422 that permit the recipient to purchase shares of Common Stock from M&T Bank Corporation. The option exercise price may not be less than 100% of the fair market value of a share on the date of grant (110% for any incentive stock option granted to a 10% owner). The 2009 Equity Incentive Compensation Plan limits the term of any stock option to ten years (five years in the case of any incentive stock option granted to a 10% owner) and generally prohibits options from being repriced (except in connection with an adjustment) without stockholder approval. The exercise price of a stock option may be paid in accordance with a method provided or permitted under the terms of the 2009 Equity Incentive Compensation Plan.
Restricted Stock. Restricted stock and restricted stock units may be subject to performance conditions and/or the continued service of the recipient. Except for these restrictions and any others imposed by the Nomination, Compensation and Governance Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock.
Restricted Stock Units. Restricted stock units are awards denominated in Common Stock that will be settled, depending on the terms of the award, in cash or shares of Common Stock of M&T Bank Corporation. Restricted stock units are not shares of Common Stock and do not entitle the participant to rights as a stockholder although dividend equivalent payments may be made to a participant.

Performance Shares/Performance Units. The Nomination, Compensation and Governance Committee may, in its discretion, award a fixed or variable number of performance shares or performance units that are earned by achievement of performance goals established by the Nomination, Compensation and Governance Committee. If the applicable performance criteria are met, the performance shares or performance units will be earned and become unrestricted or settled. The Nomination, Compensation and Governance Committee may provide that a certain percentage of the number of performance shares or performance units originally awarded may be earned based upon the attainment of the performance goals. During the applicable performance period for performance shares, the shares may be voted by the participant and, depending on the terms of the award as set by the Nomination, Compensation and Governance Committee at its discretion, the participant may be entitled to receive dividends with respect to the performance shares. Like restricted stock units, performance units are not actual shares of Common Stock but instead are awards that are denominated in shares of Common Stock.
Incentive Awards. Under an incentive award, the participant may receive a cash payment based on the achievement of performance goals established by the Nomination, Compensation and Governance Committee. The maximum amount any individual may be paid in respect of an incentive award for any calendar year is $2 million.
Performance Awards. The Nomination, Compensation and Governance Committee may establish performance goals in connection with the grant of awards under the 2009 Equity Incentive Compensation Plan, including performance shares, performance units, restricted stock, restricted stock units and incentive awards, that are conditioned or subject to the satisfaction of performance goals. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m), the performance goals will be set by the Nomination, Compensation and Governance Committee in the manner prescribed by Section 162(m) and will be based on attainment of specific levels of performance of the company (or may be particular to a participant or the department, branch, subsidiary or line of business in which the participant works) with reference to one or more of the following criteria, and the outcome must be substantially uncertain at the time the committee establishes those performance goals: earnings, earnings growth, earnings per share, stock price (including growth measures and total stockholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, operating income, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or stockholder return. These performance goals may be measured for achievement or satisfaction during the performance period established by the Nomination, Compensation and Governance Committee and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Nomination, Compensation and Governance Committee for a performance period. The Nomination, Compensation and Governance Committee may adjust performance goals to include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges.

Effect of Change in Control. Unless otherwise provided by the Nomination, Compensation and Governance Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a “change in control” of M&T Bank Corporation, all outstanding awards based on Common Stock that are not then exercisable and vested will immediately become fully exercisable and vested. In addition, all awards that are subject to performance goals will immediately be paid out in an amount based upon the extent, as determined by the Nomination, Compensation and Governance Committee, to which the performance goals for the performance period then in progress have been met up through the end of the month immediately preceding the date of the change in control. A change in control is defined in the 2009 Equity Incentive Compensation Plan, which is attached to this Proxy Statement as APPENDIX A, and is identical to the definition of change in control under the 2005 Equity Incentive Compensation Plan.
Capital Adjustments. In the event there is a change in the capital structure of M&T Bank Corporation as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the Common Stock, the number of shares of Common Stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted.
Transferability of Awards. In general, except to the extent provided by the Nomination, Compensation and Governance Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members for no value or other consideration, no award will be assignable or transferable except by will or by the laws of descent and distribution.
Term, Amendment and Termination
If approved by the stockholders, the 2009 Equity Incentive Compensation Plan will become effective as of the date of such approval and will remain in effect until all shares subject to it have been issued according to its provisions. However, no awards may be granted on or after the tenth anniversary of such date.
The Board of Directors may terminate the 2009 Equity Incentive Compensation Plan at any time and may amend it in any respect without stockholder approval, unless such approval is required by applicable law or regulations or the requirements of the New York Stock Exchange. In addition, no amendment may be adopted if it would materially increase the benefits accruing to participants, to the extent it would materially increase the number of shares that may be issued under the 2009 Equity Incentive Compensation Plan, to the extent it would materially modify the requirements for participation in the 2009 Equity Incentive Compensation Plan, or to the extent it would accelerate the vesting of restricted stock or restricted stock units except as otherwise provided in the 2009 Equity Incentive Compensation Plan.
Summary of Certain Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of certain awards made under the 2009 Equity Incentive Compensation Plan, based upon the federal income tax laws currently in effect. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the individual circumstances of a participant under the 2009 Equity Incentive Compensation Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of a grant of a nonqualified stock option and M&T Bank Corporation will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and M&T Bank Corporation generally will be entitled to a corresponding deduction.
Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and M&T Bank Corporation will not be entitled to any deduction. If, however, the shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and M&T Bank Corporation generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the shares on the exercise date will be treated as a capital gain.
Awards subject to Section 409A of the Code. Certain awards, particularly restricted stock units, may constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and be subject to the restrictions by that Code Section. Awards subject to Section 409A of the Code may be designed to provide for exercise, payment or settlement that are intended to comply with the requirements of Section 409A of the Code.
The foregoing general tax discussion is solely intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2009 Equity Incentive Compensation Plan. Participants should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2009 Equity Incentive Compensation Plan.
New Plan Benefits
The Nomination, Compensation and Governance Committee has not yet determined, and cannot now anticipate, what grants will be made under the 2009 Equity Incentive Compensation Plan if it is approved by stockholders. Accordingly, the Nomination, Compensation and Governance Committee cannot determine the grants, if any, that it may, in its discretion, decide to make to executives under the 2009 Equity Incentive Compensation Plan in 2009 or thereafter. The closing price of shares of Common Stock of M&T Bank Corporation on the New York Stock Exchange on [___], 2009 was $[___] per share.
Effect of the American Recovery and Reinvestment Act of 2009
The American Recovery and Reinvestment Act of 2009, enacted on February 17, 2009, directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on incentive payments other than the award of restricted stock meeting certain conditions. As a result, it is likely that these new legislative and regulatory restrictions will preclude the grant of any stock options and impose limits on restricted stock awards to the Named Executive Officers and certain other highly compensated employees in the future until we are no longer subject to such restrictions. However, the Nomination, Compensation and Governance Committee may utilize stock options for long-term incentive purposes for other eligible participants in the 2009 Equity Incentive Compensation Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN.
The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS
M&T Bank Corporation believes that our 2008 compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders. These policies and procedures are described in detail on pages [___] to [___] of this proxy statement.
The American Recovery and Reinvestment Act of 2009 (“ARRA”), enacted on February 17, 2009, provides that all participants in the Troubled Asset Relief Program permit a non-binding shareholder vote to approve the compensation of the participant’s executives. Therefore, the Board of Directors is providing our stockholders with the right to cast an advisory vote on the compensation of M&T Bank Corporation’s Named Executive Officers at the 2009 Annual Meeting of Stockholders.
This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to vote on the compensation of our Named Executive Officers through the following resolution:
“RESOLVED, that the stockholders of M&T Bank Corporation approve the compensation of its Named Executive Officers named in the Summary Compensation Table in this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of the Named Executive Officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”
Under the ARRA, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS RESOLUTION.

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATER-HOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION
On February 16, 2009, the Audit and Risk Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T Bank Corporation for the year 2009, a capacity in which it has served since 1984.
Although stockholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T Bank Corporation has determined that it is desirable to request that the stockholders ratify the Audit and Risk Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent registered public accounting firm for the year ending December 31, 2009. In the event the stockholders fail to ratify the appointment, the Audit and Risk Committee will reconsider this appointment and make such a determination as it believes to be in M&T Bank Corporation’s and its stockholders’ best interests. Even if the appointment is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in M&T Bank Corporation’s and its stockholders’ best interests.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
Following is a summary of the fees billed to M&T Bank Corporation by Pricewaterhouse-Coopers LLP for professional services rendered during 2008 and 2007, which fees totaled $2,280,480 and $2,345,210 respectively, and are categorized in accordance with the SEC’s rules on auditor independence as follows:
Audit Fees. Fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2008 and 2007, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2008 and 2007, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2008 and 2007, totaled $1,877,307 and $1,878,450, respectively.
Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attestation services that are not required by statute or regulation rendered to M&T Bank Corporation totaled $236,800 and $288,600 for the years ended December 31, 2008 and 2007, respectively. Of the audit-related fees billed for the years ended December 31, 2008 and 2007, all services were pre-approved by the Audit and Risk Committee.
Tax Fees. Fees billed by Pricewater-houseCoopers LLP for tax compliance, planning and consulting totaled $160,500 and $97,800 for the years ended December 31, 2008 and 2007, respectively. Of the tax fees billed for the years ended December 31, 2008 and 2007, all services were pre-approved by the Audit and Risk Committee.
All Other Fees. PricewaterhouseCoopers LLP billed a total of $5,873 for the year ended December 31, 2008 primarily for research software licensing fees. Pricewaterhouse-Coopers LLP also billed $80,360 for the year ended December 31, 2007 primarily for certain senior management training programs and for internal audit software licensing fees. All fees billed in this category for the years ended December 31, 2008 and 2007 were pre-approved by the Audit and Risk Committee.
The Audit and Risk Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2008 and 2007 for financial information systems design and implementation.
No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Beginning for the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit and Risk Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit and Risk Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit and Risk Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit and Risk Committee, the Chair of the Audit and Risk Committee is authorized to pre-approve such services on behalf of the Audit and Risk Committee provided that such pre-approval is reported to the Audit and Risk Committee at its next regularly scheduled meeting.
Before appointing PricewaterhouseCoopers LLP, the Audit and Risk Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit and Risk Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit and Risk Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2008 is compatible with and did not impair Pricewaterhouse-Coopers LLP’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATER-HOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2009.
The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Direct and indirect ownership of Common Stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers”), and by all directors and executive officers as a group, is set forth in the following table as of February 27, 2009, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)

			Percent
Name of beneficial owner	Number of shares		of class
Brent D. Baird	[__]		(14)
Robert J. Bennett	[__]	(1)	(14)
C. Angela Bontempo	[__]	(2)	(14)
Robert T. Brady	[__]		(14)
Michael D. Buckley	[__]	(5)	(14)
T. Jefferson Cunningham III	[__]		(14)
Mark J. Czarnecki	[__]	(3)	(14)
Colm E. Doherty	[__]	(5)	(14)
Richard E. Garman	[__]	(6)	(14)
Daniel R. Hawbaker	[__]	(7)	(14)
Patrick W.E. Hodgson	[__]	(8)	(14)
Richard G. King	[__]	(5)	(14)
Reginald B. Newman, II	[__]	(9)	(14)
Jorge G. Pereira	[__]	(10)	[__] %
Michael P. Pinto	[__]	(3)	(14)
Melinda R. Rich	[__]	(11)	(14)
Robert E. Sadler, Jr.	[__]	(3)(4)(12)	(14)
Eugene J. Sheehy	[__]	(5)	(14)
Stephen G. Sheetz	[__]		(14)
Herbert L. Washington	[__]		(14)
Robert G. Wilmers	[__]	(3)(4)(13)	[__] %
René F. Jones	[__]	(3)(4)	(14)
Kevin J. Pearson	[__]	(3)	(14)
All directors and executive officers as a group (29 persons)	[__]	(3)(4)	[__] %

(1) Includes [___] shares held by trusts for which Mr. Bennett is a trustee and in which he has a pecuniary interest and investment power and [___] shares held by a close relative of Mr. Bennett for which beneficial ownership is disclaimed.
(2) Includes [___] shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.
(3) Includes the following shares subject to options granted under (a) M&T Bank Corporation’s incentive compensation plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of Common Stock, all of which are currently exercisable or are exercisable within 60 days after February 27, 2009: Mr. Czarnecki — [___] shares; Mr. Pearson — [___] shares; Mr. Pinto — [___] shares; Mr. Sadler — [___] shares; Mr. Wilmers — [___] shares; Mr. Jones — [___] shares; and all directors and executive officers as a group — [___] shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 27, 2009. Also includes shares of restricted stock as of February 27, 2009 as follows: Mr. Czarnecki — [___] shares; Mr. Pearson — [___] shares; Mr. Pinto — [___] shares; Mr. Jones — [___] shares; and all directors and executive officers as a group — [___] shares.
(4) Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”): Mr. Sadler — [___] shares; Mr. Wilmers — [___] shares; Mr. Jones — [___] shares; Mr. Pearson — [___] shares; and all directors and executive officers as a group — [___] shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.
(5) Such person has been designated by AIB to serve as a director of M&T Bank Corporation pursuant to contractual rights. AIB owns [___] shares, beneficial ownership of which is disclaimed by such person.
(6) Includes [___] shares owned by the Garman Family Foundation, a charitable foundation formed by Mr. Garman. Mr. Garman is the president of the Garman Family Foundation and holds voting and dispositive power over these shares.
(7) Includes [___] shares owned by a corporation controlled by Mr. Hawbaker.
(8) Includes [___] shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes [___] shares owned by a corporation controlled by Mr. Hodgson.
(9) Includes [___] shares held by a close relative of Mr. Newman for which beneficial ownership is disclaimed.
(10) Includes [___] shares owned by corporations controlled by Mr. Pereira.
(11) Includes [___] shares held by a family limited partnership in which Ms. Rich has a pecuniary interest. Ms. Rich disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.
(12) Includes [___] shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes [___] shares held in a grantor retained annuity trust of which Mr. Sadler is the trustee and his descendants are beneficiaries. Mr. Sadler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(13) See footnote (2) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”
(14) Less than 1%.
Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the New York Stock Exchange. M&T Bank Corporation believes that these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the outstanding shares of Common Stock during 2008, except for Ms. Bontempo, who had one late filing with respect to a single reportable transaction involving the gift of shares of Common Stock. In making the foregoing statement, M&T Bank Corporation has relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no forms were required to be filed under the applicable rules of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview of M&T Bank Corporation and 2008 Financial Performance. M&T is a bank holding company that offers a wide range of commercial banking, trust and investment services to its customers. As of December 31, 2008, M&T had consolidated total assets of $65.8 billion, deposits of $42.6 billion and stockholders’ equity of $6.8 billion, and employed 12,167 full-time and 1,453 part-time employees. M&T reported net income of $556 million and earnings per common share of $5.01 for the year ended December 31, 2008. Although these results represented a moderate decline from the prior year and reflect the fact that the Company is not immune to the current economic and credit cycles, and as discussed below, the Company’s performance for 2008 was relatively strong when compared with our comparison group of other commercial banking companies.
Overview and Objectives of Executive Compensation Programs. The objective of M&T’s compensation programs is to attract, develop and retain executive officers capable of maximizing performance for the benefit of the Company’s stockholders. Our compensation philosophy is, and has long been, to emphasize long-term, equity-based compensation for its Named Executive Officers or “NEOs” and other employees. This philosophy allows M&T to align its compensation with performance in two ways:
•	first, by determining the amount and kind of equity awards to be granted to the Named Executive Officers based on the performance of the Company in the past; and

•	second, by ensuring that the Named Executive Officers realize compensation in the future on the equity awards based on the performance of the Company and in alignment with our stockholders.
As a result of this approach, management and other employees of the Company have accumulated a sizable ownership interest in the Company, which strengthens the alignment of these employees’ incentives with those of the Company’s stockholders.
Process for Determining Executive Compensation. The Nomination, Compensation and Governance Committee of our Board of Directors is responsible for determining the compensation of our Named Executive Officers. As discussed below, the committee reviews the compensation levels of the Named Executive Officers relative to a group of commercial banking peers and considers the financial performance of the Company relative to that peer group as well as certain other factors, including individual performance and the recommendation of management, in determining the amount and mix of compensation to be paid to each Named Executive Officer.
Compensation Review. At least annually, the committee compares compensation levels for the Named Executive Officers and M&T’s financial performance to a group of commercial banking institutions of similar business makeup, size and geographic reach. For 2008, the committee determined it appropriate to use for this purpose the same group that the Company uses for financial performance comparison purposes. M&T selected the following 15 commercial banking companies, which group was determined by taking the 25 largest U.S. based bank holding companies by asset size as of December 31, 2007, removing the five largest, three that are primarily engaged in trust banking and have a dissimilar business mix and one that has a substantial international presence:

•	BB&T Corporation

•	Capital One Financial Corporation

•	Comerica Incorporated

•	Fifth Third Bancorp

•	First Horizon National Corporation

•	Huntington Bankshares Incorporated

•	KeyCorp

•	Marshall & Ilsley Corp.

•	National City Corporation

•	PNC Financial Services Group, Inc.

•	Regions Financial Corp.

•	SunTrust Banks, Inc.

•	US Bancorp

•	UnionBanCal Corp.

•	Zions Bancorporation
The 2008 group was different from the 2007 comparison group in that Commerce Bancorp, Inc., Fulton Financial Corporation, Synovus Financial Corp., Wells Fargo & Company and Wilmington Trust Corporation were removed and Capital One Financial Corporation, Comerica Incorporated, First Horizon National Corporation, Huntington Bankshares Incorporated, National City Corporation and SunTrust Banks, Inc were added. Effective December 31, 2008, National City Corporation was acquired by PNC Financial Services Group, Inc., which reduced the 2008 comparison group to 14 commercial banking companies.
Consistent with its philosophy of providing incentives that link compensation to firm performance, in determining the mix between annual cash incentives and stock-based compensation, the committee assesses the performance of each Named Executive Officer after the year is complete against management’s annual business plan. The plan provides the committee with a detailed assessment of management’s expectations for M&T’s performance, including its return on assets, return on equity, earnings per share growth, expense management, revenue growth, market concentration, credit quality measures and various other financial performance measures. The committee assesses the performance of each executive in light of the business plan and the performance of the firms in the comparison group.
The committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below.

Executive Officers	Factors Included among
Committee Considerations

All Named Executive Officers	•	Compensation of comparable executives at comparison group firms

	•	Financial performance of M&T (especially on a “net operating” basis, which excludes the effect of one-time gains and expenses) over the most recent fiscal year and the prior three years

	•	Composition of earnings

	•	Asset quality relative to the banking industry

	•	Responsiveness to the economic environment

	•	Achievement of M&T compared to its corporate, financial, strategic and operational objectives and business plans

	•	Cumulative stockholder return

Named Executive Officers other than the Chief Executive Officer	•	Recommendations of the Chief Executive Officer and Executive Vice President of Human Resources
	•	Individual performance based on discussion between the Chief Executive Officer and the committee
Role of Compensation Consultants. In 2008 and as it has for the past several years, the Nomination, Compensation and Governance Committee retained the services of Mercer Human Resource Consulting to assist in the development of the comparison group and perform a review of the Named Executive Officers’ compensation. Mercer’s review included a review of the following components of NEO compensation:
•	base salaries;

•	annual incentives; and

•	long-term incentives, including stock-based compensation.
The review compared NEO compensation to the compensation disclosed in the 2008 proxy statements of the comparison group. The committee uses information about the comparison group to help assess the competitiveness of the Company’s pay practices.
Components of Executive Compensation. Consistent with M&T’s compensation philosophy of linking NEO incentives to those of shareholders, the committee tends to award more compensation in the form of equity versus cash relative to members of the comparison group. This philosophy also explains why M&T generally pays less in base salary (which is less sensitive to performance) than members of the comparison group.
In 2008, the base salaries and total cash compensation (base salary plus annual cash incentive), and total compensation (total cash compensation plus stock-based compensation or other long-term incentives) of the Named Executive Officers was below the median for comparable executives employed by the members of the comparison group. We provide a brief explanation of the factors used to determine each component of the Named Executive Officers’ compensation in the sections that follow.
Salaries. Base salaries of the Named Executive Officers are determined by the committee based on a variety of factors, including the scope of the executive’s responsibilities, base salaries of comparable executives employed by members of the comparison group, assessment of individual performance and expected future contributions. In line with the Company’s strategy of emphasizing compensation that links executives’ incentives to those of shareholders, particularly long-term stock-based compensation, salaries of the Named Executive Officers have generally been set below the median salaries for executives employed by firms in the comparison group.
2008 Salary Determinations. The committee made base salary determinations for 2008 for the Named Executive Officers in January 2008. Due to weak performance of the banking industry generally and of the Company relative to prior years and its business plan during 2007, the Nomination, Compensation and Governance Committee determined in January 2008 to keep base salaries flat for 2008 in the case of Messrs. Wilmers, Pinto and Czarnecki. Mr. Jones’ base salary was increased $15,000, or 5%, because his compensation is significantly below the median of the comparison group for his position as Chief Financial Officer. Mr. Pearson’s base salary was increased $15,000, or 4%, because his compensation is also significantly below the median of the comparison group for his position. Again, even after taking these increases into account, the base salaries for the Named Executive Officers were below the median for their counterparts in the comparison group.
2009 Salary Determinations. The committee made base salary determinations for 2009 for the Named Executive Officers in January 2009. Similar to the prior year, the committee determined that due to weak performance of the banking industry generally and of the Company relative to prior years it would not increase base salaries for 2009 for any of the Named Executive Officers, notwithstanding the fact that the committee determined that the Company’s performance for 2008 was relatively strong when compared with the comparison group and viewed in light of the unprecedented nature of the current financial crisis.
Incentive Compensation. Consistent with the objective of linking compensation to M&T’s performance for the benefit of the Company’s stockholders, in determining annual cash incentive and equity awards, the committee assesses the following factors, without assigning any particular weighting to any single factor:
•	the Company’s current and past performance compared to its business plans and other qualitative and quantitative factors;

•	the Company’s performance compared to the comparison group;

•	the Named Executive Officer’s individual performance, as discussed below;

•	the Named Executive Officer’s past compensation;

•	the period during which a Named Executive Officer has been in a key position with the Company;

•	with respect to equity awards, dilution and the market value of the Common Stock;

•	Compensation information with respect to the comparison group; and

•	the Company’s future prospects.
Annual Cash Incentives. The Named Executive Officers participate in the M&T Bank Corporation Annual Executive Incentive Plan. The plan provides for discretionary grants of cash awards to the Named Executive Officers as determined by the committee.
When determining the amount of the incentive award to grant to each Named Executive Officer, the committee considers the following factors:
•	The performance of M&T, including among other factors a formula for establishing a bonus pool based on a percentage of the prior year’s operating earnings and a percentage of the increase of operating earnings, if any, over the prior year, which is used as a starting point for discussion purposes;

•	The recommendations of management, with input from Human Resources, on the total size of the bonus pool to be allocated to all participating employees;

•	The amount of the bonus pool for the prior year;

•	The performance of M&T relative to the prior year; and

•	The performance of M&T in the current year relative to its business plan and the comparison group.
Following the end of the fiscal year, the committee approves the allocation of awards to individual Named Executive Officers. The Chief Executive Officer recommends the size of the awards for each of the other Named Executive Officers after meeting with the committee and discussing the performance of each executive.
2008 Annual Cash Incentives. Annual cash incentives were awarded in 2009 to each of the Named Executive Officers, other than Mr. Wilmers, with respect to performance in 2008 as shown in the Summary Compensation Table. Although the committee proposed to award an annual cash incentive to Mr.

Wilmers, he declined the award. In addition to the factors described above, the committee considered the following factors specific to M&T’s performance in 2008 when determining the amount of each incentive:
•	worsening credit conditions contributed to higher net charge-offs, delinquencies, nonperforming loans and write-downs on mortgage-backed investment securities at M&T and throughout the banking industry;

•	net operating earnings declined for the second consecutive year, but M&T still reported a profit of $556 million for 2008;

•	M&T’s performance in 2008 was above the median of the comparison group for most financial measures and was in the top quartile for earnings per share growth and key credit quality measures;

•	M&T continued to manage expenses to maintain an expense efficiency ratio that outperformed the median ratio of the comparison group; and

•	while M&T’s tangible capital generation rate declined, it remained a relatively strong 9.5% as it was seventeen percentage points greater than the median rate of the comparison group.
In making its decision in January 2009 to award annual cash incentives for 2008 to the Named Executive Officers that were equal to the annual cash incentive awarded with respect to 2007 (including the proposed award to Mr. Wilmers), the committee took into consideration the fact that the Company remained solidly profitable through a very difficult period of time for the U.S. economy while many of the banks in the comparison group experienced losses or significantly reduced levels of profitability. Additionally, the committee considered its decision in January 2008 to reduce the 2007 cash bonuses for Messrs. Wilmers, Czarnecki and Pinto by 50% compared to the 2006 performance year, and to reduce the 2007 cash bonuses for Messrs. Jones and Pearson by 15% compared to the 2006 performance year, and the fact that the total cash compensation for all of the Named Executive Officers has historically been below the median of the comparison group. The incentive awards, in combination with base salaries as of December 31, 2008, resulted in total cash compensation for all of the Named Executive Officers below the median of the comparison group based on information in the 2008 proxy statements of the group.
Consistent with M&T’s compensation philosophy, incentive awards granted in respect of 2008 were composed principally of equity awards designed to link the compensation of the Named Executive Officers with our performance. Those awards are discussed in greater detail in the following section.
Equity Based Incentives. Consistent with its philosophy of linking compensation to M&T’s performance for the benefit of the Company’s stockholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the 2005 Incentive Compensation Plan. The committee determines the dollar value of equity awards to be made to the Named Executive Officers at its meeting in January of each year. The equity awards are then granted on the last business day of January following the meeting of the Nomination, Compensation and Governance Committee. In making grants of equity awards, the committee assesses the same factors that it uses in setting annual cash incentives, which are described under “Annual Cash Incentives” above, except that it generally considers such factors over a three-year period or longer.
Stock Options. Management and the committee have believed that stock options are an effective long-term incentive because the holder can profit only if the value of M&T common stock increases. In addition, the Company has historically utilized incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the maximum extent permitted. Incentive stock options provide potential tax advantages to the Named Executive Officers, compared to non-qualified options, if the shares of stock acquired upon exercise of incentive stock options are held for at least the period required by the Internal Revenue Code. The committee has concluded that the tax advantages available with incentive stock options increases the likelihood that a Named Executive Officer will hold the stock received upon exercise of a stock option.
Restricted Stock and Restricted Stock Units. Management and the committee believe that restricted stock and restricted stock units also provide some degree of an effective long-term incentive because although there is value in an award upon vesting even if the stock price has not increased since grant, the value of the award can be further enhanced if the value of M&T common stock increases. The restrictions on awards of restricted stock or restricted stock units will lapse based on the same service-based vesting schedule used for stock options. The restricted stock will receive dividends if and when dividends are paid on M&T common stock and will have voting rights during the restricted period. The restricted stock units will receive dividend equivalent payments if and when dividends are paid on M&T common stock but they do not have voting rights during the restricted period. Beginning in 2009, for tax reasons, restricted stock units are being used by the committee as a substitute for awards of restricted stock to Company employees who are eligible for retirement under the Pension Plan.
Executive Officers’ Choice of Options or Restricted Stock. In 2006, the committee determined that the overall value of the Company’s compensation program would be enhanced if executive officers were given a choice between awards of stock options and restricted stock, because each executive officer then has some ability to design a compensation program that has the most appeal to him or her. Consequently, for the awards granted in January 2008, during October 2007, the Company provided its executive officers a choice between receiving any award that may be made to them wholly in the form of stock options or to receive up to 50% of the value of the award in the form of restricted stock with the balance in the form of stock options. As discussed below, executive officers were not provided the opportunity to make such a choice for any award that was made to them in January 2009.
2008 Equity Awards. The committee granted equity awards for 2008 to the Named Executive Officers in January 2008 based on the assessment criteria discussed above. This assessment showed that generally M&T had performed above the median of the comparison group over three-year and longer periods. As a result, because the committee considers equity awards a long-term award that should be based more on the long-term performance of the Company, the equity awards for 2008 were unchanged from the 2007 equity awards. These awards, in combination with base salaries as of December 31, 2007, and the annual cash incentives awarded for 2007, resulted in total compensation for all of the Named Executive Officers in 2008 that was below the median of the comparison group. While the Company does place more weight on equity compensation in the total compensation of its Named Executive Officers than the comparison group, equity awards for each of the Named Executive Officers in 2008 were below the median of the comparison group for long-term incentive awards. For 2008 (and in each year since 2003), Mr. Wilmers declined to be considered for any equity awards because he owns a significant amount of equity and believed that he had been fairly compensated due to the long-term performance of the Company’s stock. Mr. Wilmers believes that equity is a scarce resource with an associated expense to the Company, and reflecting his commitment to employee equity ownership, he informed the committee that he did not believe he needed an equity award and that equity could be used elsewhere in the Company to further the Company’s stock ownership objectives. In deciding to honor Mr. Wilmers’ request, the Nomination, Compensation and Governance Committee determined that his interests were already sufficiently aligned with those of the Company’s stockholders. The Committee’s determination did not involve any consideration of the total mix of Mr. Wilmers’ compensation and no changes were made to the amount of other compensation or benefits that Mr. Wilmers was entitled to as a result of his voluntary waiver of consideration for stock awards. None of the Named Executive Officers elected to receive restricted stock in 2008.
2009 Equity Awards. The Nomination, Compensation and Governance Committee determined the dollar value of equity awards to be made to the Named Executive Officers for 2009 at its January 2009 meeting. As in years past, the Nomination, Compensation and Governance Committee based its equity awards on the criteria discussed above. This assessment showed that generally M&T had performed above the median of the comparison group over three-year and longer periods and had performed in the top quartile of the group on some financial measures such as earnings per share growth. As a result, because the Nomination, Compensation and Governance Committee considers equity awards a long-term award that should be based more on the long-term performance of the Company, the equity awards for 2009 were unchanged from the 2008 equity awards, except as discussed below for Mr. Wilmers. Due to the fact that the Company’s stock price had fallen dramatically during 2008 and the resulting impact such a decrease would have on the number of shares that would be issued under the 2005 Incentive Compensation Plan if stock options were granted, the committee decided to only grant restricted stock or restricted stock units in 2009 to eligible employees, including the Named Executive Officers, which significantly reduced the number of shares awarded. It was the sense of the committee that an equity award to Mr. Wilmers in 2009 was warranted in view of the fact that the Company has continued to be profitable despite the very difficult operating environment and to provide Mr. Wilmers with an additional incentive to continue his leadership of the Company. Consistent with his position since 2003 that he not receive any equity awards, Mr. Wilmers did not request that he be considered for an equity award in 2009. The committee nonetheless felt strongly that an equity award was deserved and was an appropriate retention tool. In order to ensure that the award served as a retention tool, the terms of Mr. Wilmers’ restricted stock unit award were modified so that standard retirement vesting provisions are inapplicable until January 30, 2011. While the equity award for Mr. Wilmers increases his total compensation, such compensation remains below the median of chief executive officers in the comparison group. In addition, when combining the equity awards of the other Named Executive Officers with the base salaries and cash incentives, the total compensation for all of the other Named Executive Officers was below the median of the comparison group based on information in the 2008 proxy statements of the group.
Summary of 2009 Executive Compensation Determinations. The supplemental table below shows the mix of annual base salary, annual cash incentives and equity awards approved by the committee for each of the Named Executive Officers in January 2009.

			Grant Date Fair Value
		Bonus Paid in 2009 for	of Stock
Named Executive Officer	2009 Salary	2008 Performance	Awards in 2009
Robert G. Wilmers	$650,000	$0	$2,000,013
René F. Jones	$300,000	$235,000	$600,031
Michael P. Pinto	$550,000	$225,000	$1,500,019
Mark J. Czarnecki	$550,000	$225,000	$1,500,019
Kevin Pearson	$365,000	$300,000	$800,029
Perquisites and Other Personal Benefits. Generally, the Company provides limited perquisites designed to assist a Named Executive Officer in being productive and which management and the committee believe are consistent with our overall compensation program. In light of these considerations, the committee has approved the payment of certain living expenses of Mr. Wilmers for one of the two cities in which we require him to work. Given the importance of developing business relationships to our success, our Named Executive Officers are also reimbursed for initiation fees and dues they incur for club memberships deemed necessary for business purposes.
Retirement and Other Benefits. The Company maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the named Executive Officers participates in the defined benefit plan, except for Mr. Jones, who elected to have his benefit under the defined benefit plan frozen as of December 31, 2005 and to earn future benefits under the defined contribution plan. Mr. Jones made his election pursuant a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.
In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the Named Executive Officers, although these plans only provide benefits on compensation up to $350,000. The non-qualified plans are not funded, except as benefits are actually paid to executive officers. Additional information regarding these retirement plans and arrangements is provided in this Proxy Statement in the sections below entitled “2008 Pension Benefits” and “2008 Nonqualified Deferred Compensation.”
M&T does not believe it is appropriate to provide the Named Executive Officers with severance packages beyond what is provided to employees of M&T generally. Consequently, the Named Executive Officers participate in the M&T Bank Corporation Severance Pay Plan. Upon a “Qualifying Event” (defined in the plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), each Named Executive Officer will be entitled to:
•	the continuation of his base pay for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flex spending accounts.
Other than benefits that are generally available to employees, M&T typically does not maintain any individual severance or change-of-control arrangements and has none at this time. M&T’s compensation plans do not contain payments or benefits to Named Executive Officers that are specifically triggered by a change-of-control, except that the Company’s various stock-based compensation plans provide that, upon a change-of-control, all employees, including the Named Executive Officers, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers with equity incentives is to align their interests with those of M&T’s stockholders and that this alignment should be enhanced, not weakened, in the context of a change-of-control.
Tax Matters. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions, including one for “performance-based compensation.” Generally, the committee seeks to maximize executive compensation deductions for federal income tax purposes. However, the discretionary nature of the Company’s cash incentive awards may result in an amount of compensation not being deductible under Section 162(m) of the Internal Revenue Code. Management and the committee believe that there may be circumstances in which the provision of compensation that is not fully deductible but provides a stronger alignment of awards with performance achieved through a discretionary process warrants the lost deduction. The committee believes that the compensation awarded to M&T’s executive officers with respect to the 2008 performance year would have been deductible under Section 162(m), but notes that due to M&T’s participation in the TARP Capital Purchase Plan (described in greater detail in the section below entitled “Implications of Participation in the TARP Capital Purchase Program for Executive Compensation Arrangements”) a portion of the compensation attributable to the 2008 services of the executive officers who are SEOs (as described below) will be nondeductible under Section 162(m) of the Internal Revenue Code.
Implications of Participation in the Troubled Asset Relief Program Capital Purchase Program on Executive Compensation Arrangements. Pursuant to the TARP Capital Purchase Program (sometimes referred to as the CPP) Securities Purchase Agreement entered into by M&T Bank Corporation on December 23, 2008, during the period that Treasury holds equity or debt securities of M&T Bank Corporation, the compensation of our chief executive officer, chief financial officer and three other most highly compensated executive officers (the “SEOs”), will be subject to the following:
•	a “clawback” of any bonus or incentive compensation paid based on financial statements or other criteria that prove to be materially inaccurate;

•	a limitation on the value of the payments and benefits to which the executive would otherwise be entitled upon an involuntary termination of employment of 2.99 times the executive’s average annual taxable compensation for the five years prior to the involuntary termination; and

•	a waiver of incentive compensation pursuant to arrangements that are determined by the Nominating, Compensation and Governance Committee to encourage our SEOs to take unnecessary and excessive risks that threaten the value of M&T.
With respect to the application of the CPP provisions described above, the SEOs for a year are the “named executive officers” who are identified in our annual proxy statement for that year (reporting the executive’s compensation for the immediately preceding year). This means that with respect to 2008, each of Messrs. Wilmers, Jones, Czarnecki and Pinto, as well as Brian E. Hickey, were our SEOs and that with respect to 2009, each of Messrs. Wilmers, Jones, Czarnecki, Pinto and Pearson are our SEOs.
Additionally, due to our participation in the CPP, the amount that we are able to deduct under Section 162(m) of the Internal Revenue Code has been reduced from $1 million to $500,000, and we are unable to deduct compensation under the performance-based compensation exception of Section 162(m). Accordingly, the maximum deduction that we can take for compensation attributable to the services of our SEOs during the period the Treasury holds equity or debt securities of M&T is $500,000 per SEO. Due to the elimination of the performance-based exception for institutions participating in the CPP, the compensation received by the SEOs, including upon the exercise of stock options and vesting of other equity-based awards, attributable to services during the CPP participation period will no longer be deductible. For purposes of the Section 162(m) deduction limitation imposed under the CPP, our SEOs are determined based on our annual proxy statement for the year following the year in which the limitation on the tax deduction applies. This means that with respect to the deductibility of compensation attributable to services in 2008, each of Messrs. Wilmers, Jones, Czarnecki, Pinto and Pearson are our SEOs. The amount of compensation attributable to services of our SEOs in respect of 2008 that will be nondeductible under Section 162(m) of the Internal Revenue Code by reason of our participation in the CPP should be de minimus since the Treasury only held equity or debt securities of M&T for nine days. In addition, the compensation payable with respect to such period will be non-deductible regardless of whether the executives otherwise cease to be “covered executives” under Section 162(m).
Participation in the CPP also required that the committee, in conjunction with the Company’s senior risk officer, take certain steps in an effort to ensure compliance with the prohibition on SEO incentive compensation arrangements that involve excessive risk taking in the Emergency Economic Stabilization Act of 2008. As such, the committee and the Company’s senior risk officer have met to discuss and review the relationship between our risk management policies and practices and SEO incentive compensation arrangements. This meeting included a discussion of the design of our SEO incentive compensation arrangements and a presentation by the senior risk officer detailing the material sources of risk in our business lines and an explanation of our risk management policies. Within this framework, a variety of topics were discussed, including:
•	the parameters of acceptable and excessive risk taking in light of a number of considerations, including the understanding that some risk taking is an inherent part of the operations of a financial institution;

•	the other controls that M&T has established (other than reviews of the Company’s compensation practices) that limit undesirable risk taking; and

•	the general business goals and concerns of the Company, ranging from growth and profitability to the need to attract, retain and incentivize top tier talent.
As a result of this review and discussion, it was determined by the committee that the design and goals of the existing SEO incentive compensation arrangements does not create an incentive for SEOs to engage in unnecessary and excessive risk taking. The committee believes that the discretionary nature of its decision-making process in determining the amount of any incentive compensation awards based upon its after-the-fact assessment of a variety of financial and other performance factors serves to mitigate the potential for excessive risk taking.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT
The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Nomination, Compensation and Governance Committee certifies that it has reviewed with M&T Bank Corporation’s senior risk officer the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of M&T Bank Corporation.
This report was adopted on February 12, 2009 by the Nomination, Compensation and Governance Committee of the Board of Directors:
Jorge G. Pereira, Chairman
Brent D. Baird
Robert T. Brady
Michael D. Buckley
EFFECT OF THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009
The Compensation Discussion and Analysis set forth above was prepared based upon the various rules, regulations and laws applicable to M&T Bank Corporation as of February 12, 2009, the date of the adoption of the Nomination, Compensation and Governance Committee Report. Subsequent to the adoption of the Nomination, Compensation and Governance Committee Report, the American Recovery and Reinvestment Act of 2009 was enacted on February 17, 2009. This Act contains expansive new restrictions on executive compensation for financial institutions participating in the CPP, including M&T Bank Corporation, and directs the Treasury to adopt rules implementing such restrictions. These new legislative and regulatory restrictions may impact the executive compensation decisions made by the Nomination, Compensation and Governance Committee going forward until we are no longer subject to such restrictions.

Summary Compensation Table. The following table contains information concerning the compensation earned by M&T Bank Corporation’s Named Executive Officers in the fiscal years ended December 31, 2008, 2007 and 2006.
2008 Summary Compensation Table

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation		Total
		($)	($)	($)(2)	($)(2)	($)	($)(3)	($)(4)		($)
Robert G. Wilmers	2008	650,000	0	0	0	0	159,680	60,128	(5)	869,808
Chairman of the Board and Chief Executive	2007	646,154	275,000	0	0	0	166,737	64,825		1,152,716
Officer of M&T Bank Corporation and M&T Bank	2006	600,000	550,000	0	0	0	165,195	59,777		1,374,972

René F. Jones	2008	298,846	235,000	0	445,312	0	4,592	46,832	(6)	1,030,582
Executive Vice President	2007	281,154	235,000	0	403,917	0	834	43,065		963,970
and Chief Financial Officer of	2006	232,308	275,000	0	351,813	0	1,585	43,108		903,814
M&T Bank Corporation and M&T Bank

Michael P. Pinto	2008	550,000	225,000	0	1,498,730	0	47,895	40,934	(7)	2,362,559
Vice Chairman of the Board of M&T Bank Corporation;	2007	543,308	225,000	0	1,279,068	0	34,287	233,778		2,314,441
Vice Chairman of the Board and Chairman and Chief Executive Officer of the Mid-Atlantic Division of M&T Bank	2006	450,000	450,000	0	1,115,157	0	35,983	250,005		2,301,145

Mark J. Czarnecki	2008	550,000	225,000	0	1,401,520	0	53,363	40,172	(8)	2,270,055
President of M&T Bank	2007	542,308	225,000	0	1,084,076	0	37,393	38,627		1,927,404
Corporation and M&T Bank	2006	400,962	450,000	0	772,121	0	39,793	36,026		1,698,902

Kevin J. Pearson (1)	2008	363,846	300,000	0	773,652	0	29,091	25,404	(9)	1,491,993
Executive Vice President of M&T Bank Corporation and M&T Bank

(1)	Pursuant to proxy rules, because Mr. Pearson was not a Named Executive Officer for 2006 or 2007, only his 2008 compensation information is included.

(2)	The amounts represent the aggregate dollar amount of compensation expense related to equity awards to each of the Named Executive Officers. The determination of this equity expense is based on the methodology set forth in Note 10 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 23, 2009. Generally, equity awards are expensed over four years using graduated declining percentages of 40%, 30%, 20% and

10%, respectively. For participants in M&T Bank Corporation’s stock-based compensation plans who reach 55 years of age with ten years of service, equity awards are expensed at 100%.

(3)	The assumptions used to calculate the change in pension value are the same as those used under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” as of December 31, 2008, assuming that all Named Executive Officers continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2008 is calculated assuming the executive commences his accrued benefit earned through December 31, 2008 at normal retirement age, or his current age, if earlier. Normal retirement age is assumed to be age 65 for the Named Executive Officers except for Mr. Wilmers. Mr. Wilmers’ normal retirement age is considered to be 74, his current age.

(4)	Includes for each Named Executive Officer (i) a $10,350 contribution in 2008 to the Retirement Savings Plan, a qualified defined contribution plan and (ii) a $5,400 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan. Also includes, for Mr. Jones, (i) a $9,775 contribution in 2008 to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan and (ii) a $5,100 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan. Includes the following insurance premiums paid in 2008 in respect of term life insurance for the benefit of each of the following Named Executive Officers: Mr. Pearson — $1,170; Mr. Jones — $1,140; Mr. Pinto — $2,622; Mr. Czarnecki — $2,622; and Mr. Wilmers — $6,798.

(5)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.

(6)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.

(7)	Perquisites for Mr. Pinto included club membership dues, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pinto.

(8)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.

(9)	Perquisites for Mr. Pearson included tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

Grants of Plan-Based Awards. The following table reflects the terms of compensation plan-based awards granted to Named Executive Officers in 2008.
2008 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:		Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of	Stock and
	Grant	Plan Awards			Awards			of Stock	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
		($)	($)	($)	($)	($)	($)	(#)	(#)(2)	($/Sh)	($)(1)(3)
Robert G. Wilmers	—	0	0	0	0	0	0	0	0	0	0
René F. Jones	1/31/2008	0	0	0	0	0	0	0	28,392	91.28	450,013
Michael P. Pinto	1/31/2008	0	0	0	0	0	0	0	94,638	91.28	1,500,012
Mark J. Czarnecki	1/31/2008	0	0	0	0	0	0	0	94,638	91.28	1,500,012
Kevin J. Pearson	1/31/2008	0	0	0	0	0	0	0	50,474	91.28	800,013

(1)	The valuation of stock and stock option awards is based on the methodology set forth in Note 10 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 23, 2009.

(2)	M&T Bank Corporation determines the value of stock options using the binomial valuation financial measurement.

(3)	Vesting of the stock awards granted to the Named Executive Officers in 2008 occurs on a graduated basis with 10% vesting one year after the grant date, an additional 20% vesting two years after the grant date, an additional 30% vesting three years after the grant date and the remaining 40% vesting four years after the grant date. The portion of stock options granted in the form of incentive stock options have a ten-year term and will expire on January 31, 2018 whereas the remaining nonqualified stock options have a term of ten years and one day and will expire on February 1, 2018. The 2005 Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement or a change in control.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2008 for the Named Executive Officers.
Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan					Number of	Marked or
			Awards:			Number of	Market	Unearned	Payout Value
	Number of	Number of	Number of			Shares or	Value of	Shares,	of Unearned
	Securities	Securities	Securities			Units of	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Stock	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)
Robert G. Wilmers	80,000	0	0	49.50	1/19/2009	0	0	0	0
	100,000	0	0	42.00	1/18/2010	0	0	0	0
	79,709	0	0	65.80	1/16/2011	0	0	0	0
	20,291	0	0	68.31	2/20/2011	0	0	0	0
	90,000	0	0	75.80	1/15/2012	0	0	0	0

René F. Jones	5,000	0	0	49.50	1/19/2009	0	0	0	0
	2,410	0	0	42.00	1/18/2010	0	0	0	0
	20,000	0	0	65.80	1/16/2011	0	0	0	0
	15,000	0	0	75.80	1/15/2012	0	0	0	0
	15,000	0	0	80.23	1/21/2013	0	0	0	0
	14,987	0	0	91.75	1/20/2014	0	0	0	0
	6,459	4,307	0	101.80	1/18/2015	0	0	0	0
	3,950	9,218	0	108.93	1/17/2016	0	0	0	0
	1,574	14,166	0	121.31	1/31/2017	0	0	0	0
	0	28,392	0	91.28	1/31/2018	0	0	0	0

Michael P. Pinto	45,000	0	0	49.50	1/19/2009	0	0	0	0
	65,000	0	0	42.00	1/18/2010	0	0	0	0
	51,810	0	0	65.80	1/16/2011	0	0	0	0
	13,190	0	0	68.31	2/20/2011	0	0	0	0
	65,000	0	0	75.80	1/15/2012	0	0	0	0
	65,000	0	0	80.23	1/21/2013	0	0	0	0
	64,943	0	0	91.75	1/20/2014	0	0	0	0
	15,694	36,620	0	108.93	1/17/2016	0	0	0	0
	5,246	47,220	0	121.31	1/31/2017	0	0	0	0
	0	94,638	0	91.28	1/31/2018	0	0	0	0

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan					Number of	Marked or
			Awards:			Number of	Market	Unearned	Payout Value
	Number of	Number of	Number of			Shares or	Value of	Shares,	of Unearned
	Securities	Securities	Securities			Units of	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Stock	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
		(1)	(#)	($)		(#)(2)	($)	($)	($)
Mark J. Czarnecki	22,980	0	0	49.50	1/19/2009	0	0	0	0
	39,854	0	0	65.80	1/16/2011	0	0	0	0
	10,146	0	0	68.31	2/20/2011	0	0	0	0
	45,000	0	0	75.80	1/15/2012	0	0	0	0
	45,000	0	0	80.23	1/21/2013	0	0	0	0
	44,960	0	0	91.75	1/20/2014	0	0	0	0
	10,867	25,358	0	108.93	1/17/2016	0	0	0	0
	5,246	47,220	0	121.31	1/31/2017	0	0	0	0
	0	94,638	0	91.28	1/31/2018	0	0	0	0

Kevin J. Pearson	15,000	0	0	65.80	1/16/2011	0	0	0	0
	15,000	0	0	75,80	1/15/2012	0	0	0	0
	20,000	0	0	80.23	1/21/2013	0	0	0	0
	22,968	0	0	91.75	1/20/2014	0	0	0	0
	10,152	6,769	0	101.80	1/18/2015	0	0	0	0
	6,405	14,948	0	108.93	1/17/2016	0	0	0	0
	2,798	25,184	0	121.31	1/31/2017	0	0	0	0
	0	50,474	0	91.28	1/31/2018	0	0	0	0

(1)	The unexercisable stock options with the following expiration dates will vest as indicated below:

Expiration Date	Vesting Schedule
January 18, 2015	100% vested on January 18, 2009

January 17, 2016	42.85% vested on January 17, 2009 and the remaining 57.15% will vest on January 17, 2010

January 31, 2017	22.22% vested on January 31, 2009; an additional 33.32% will vest on January 31, 2010 and the remaining 44.44% will vest on January 31, 2011

January 31, 2018	10% vested on January 31, 2009; an additional 20% will vest on January 31, 2010; an additional 30% will vest on January 31, 2011 and the remaining 40% will vest on January 31, 2012

Option Exercises and Stock Vested. The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2008 for the Named Executive Officers, as well as the number of stock awards vested and the value realized upon vesting.
2008 Options Exercised and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise	Vesting	Vesting
		($)(1)	(#)	($)
Robert G. Wilmers	100,000	2,948,370.00	0	0
René F. Jones	3,000	89,561.10	0	0
Michael P. Pinto	2,260	62,671.96	0	0
Mark J. Czarnecki	0	0	0	0
Kevin J. Pearson	0	0	0	0

(1)	Based upon the difference between the closing price of the Common Stock on the New York Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the Named Executive Officers.
2008 Pension Benefits (1)

		Number of	Present	Payments
		Years	Value of	during
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service	Benefit	Year
		(#)(3)	($)	($)
Robert G. Wilmers	Qualified Pension Plan (2)	25	1,321,964	0
	Supplemental Pension Plan (2) (4)	25	235,966	0

René F. Jones	Qualified Pension Plan (2)	13	81,133	0
	Supplemental Pension Plan (2) (4)	0	0	0

Michael P. Pinto	Qualified Pension Plan (2)	23	364,628	0
	Supplemental Pension Plan (2) (4)	23	84,935	0

Mark J. Czarnecki	Qualified Pension Plan (2)	28	449,719	0
	Supplemental Pension Plan (2) (4)	28	92,577	0

Kevin J. Pearson	Qualified Pension Plan (2)	19	200,717	0
	Supplemental Pension Plan (2) (4)	19	25,375	0

(1)	The assumptions used to calculate the present value of accumulated benefits are the same as those used under Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions,” as of December 31, 2008, assuming that all Named Executive Officers continue to work until their normal retirement age, or their current age, if later, and no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2008 is calculated assuming the executive commences his accrued benefit earned through December 31, 2008 at normal retirement age, or his current age, if earlier. For the December 31, 2008 calculation, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table and the discount rate assumption is 6.0%. Normal retirement age is assumed to be age 65 for purposes of the Qualified Pension Plan and the Supplemental Pension Plan for the Named Executive Officers except for Mr. Wilmers. Mr. Wilmers’ normal retirement age is considered to be age 74, his current age.

(2)	The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T Bank Corporation’s employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each Named Executive Officer, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account, in which qualifying participants are credited a percentage of total pay based on length of service. Under the new formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) the product of (i) the number of years of credited service beginning on January 1, 2006 and (ii) the sum of (A) 1% of compensation for the plan year plus (B) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Pinto, Czarnecki, Pearson and Wilmers elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)	The years of credited service for all of the Named Executive Officers are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

(4)	As described in footnote 2 above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the Named Executive Officers, Messrs. Pinto, Czarnecki, Pearson and Wilmers elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the qualified Retirement Accumulation Account effective January 1, 2006. M&T Bank Corporation maintains a defined contribution nonqualified Retirement Accumulation Account that is designed to provide participants with contributions that cannot be provided under the qualified Retirement Accumulation Account because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2008 and was credited with a contribution for 2008 as reported below under the discussion of 2008 Nonqualified Deferred Compensation Plans.
Explanation of Pension Benefits Table. The Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the Named Executive Officer’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2008.
The amounts indicated in the column entitled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2008 of the annual benefit that was earned by the Named Executive Officers as of December 31, 2008, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits Table. Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the Pension Benefits Table and in the narrative below.
Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. If the Named Executive Officer is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the Named Executive Officer elects another form of payment with the consent of the spouse. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the Named Executive Officer, benefits are reduced from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified Pension Plan benefits of all participants, including those benefits of Named Executive

Officers, are payable from the assets held by the tax-exempt trust.
Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.
A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2008, Messrs. Pinto, Czarnecki, Jones and Pearson were not eligible for early retirement.
Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each Named Executive Officer is 100% vested in his benefits in the Qualified Pension Plan.
Supplemental Pension Plan. The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the federal income tax code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.
Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the Named Executive Officer or the lifetimes of the Named Executive Officer and a beneficiary, as elected by the Named Executive Officer. The Supplemental Pension Plan does allow a Named Executive Officer to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the Named Executive Officer in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.
The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.
Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the Named Executive Officers are 100% vested in their benefits in the Supplemental Pension Plan.

Nonqualified Deferred Compensation. The following table sets forth contributions, earnings and year-end balances for 2008 with respect to nonqualified deferred compensation plans for the Named Executive Officers
2008 Nonqualified Deferred Compensation

		Executive	Registrant
		Contri-	Contri-	Aggregate	Aggregate	Aggregate
		butions	butions	Earnings	Withdrawals/	Balance at
Name	Plan Name	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)
Robert G. Wilmers	Supplemental 401(k)	12,000	5,400	(81,421)	0	224,476
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	0	0	0

René F. Jones	Supplemental 401(k)	7,200	5,400	(9,811)	0	32,424
	Supplemental RAA	0	5,100	(2,234)	0	6,084
	Deferred Bonus Plan	0	0	540	0	23,342

Michael P. Pinto	Supplemental 401(k)	7,200	5,400	(45,944)	0	70,413
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	(216,555)	0	293,690

Mark J. Czarnecki	Supplemental 401(k)	7,200	5,400	(9,278)	0	89,663
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	0	0	0

Kevin J. Pearson	Supplemental 401(k)	7,200	5,400	(8,409)	0	28,198
	Supplemental RAA	0	0	0	0	0
	Deferred Bonus Plan	0	0	0	0	0

(1)	The Supplemental 401(k) contributions were based on the Named Executive Officers’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.

(2)	This column represents M&T Bank Corporation’s matching contributions credited to the accounts of the Named Executive Officers during 2008 in respect of the Named Executive Officers’ contributions. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2008. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and Common Stock as described below. Investment returns on those funds and Common Stock ranged from (45.56)% to 7.49% for the year ended December 31, 2008.

(4)	This column represents the year-end balances of the Named Executive Officers’ nonqualified deferred compensation accounts. These balances include Named Executive Officers’ and M&T Bank Corporation’s contributions that were included in the Summary Compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T Bank Corporation maintains two Nonqualified Deferred Compensation Plans: the Supplemental Retirement Savings Plan and the Deferred Bonus Plan.
The Supplemental Retirement Savings Plan consists of two parts: a Supplemental 401(k) Plan and a Supplemental Retirement Accumulation Account Plan. Each portion of the Supplemental Retirement Savings Plan mirrors the provisions of applicable the tax-qualified defined contribution plan we maintain (each of which is described above in the section entitled, “Explanation of Pension Benefits Table”), and provides unfunded, non-qualified benefits to select management based on a maximum creditable compensation level of $350,000.
The Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus they receive under an M&T Bank Corporation bonus or incentive plan.
Supplemental Retirement Savings Plan—Supplemental 401(k) Plan. The Supplemental 401(k) Plan provides unfunded, non-qualified benefits to select members of management and highly compensated employees of M&T Bank Corporation. All of the Named Executive Officers participate in the Supplemental 401(k) Plan.
For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to our supplemental 401(k) plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the qualified 401(k) plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) plan is defined in the same way as under the Qualified Pension Plan, but it also includes amounts deferred by participants under the Supplemental 401(k) Plan and the Deferred Bonus Plan. The maximum creditable compensation for the plan in any year is $350,000. In 2008, each of the Named Executive Officers elected to contribute the maximum allowable employee contributions to the plan.
A participant is 100% immediately vested in both his or her own contributions and the employer matching contributions and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.
Historically, M&T Bank Corporation has not credited service in the Supplemental 401(k) Plan beyond the actual number of years an employee has been employed by M&T Bank Corporation or an acquired bank.
Supplemental Retirement Savings Plan—Supplemental Retirement Account Plan. The Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the federal income tax code. Mr. Jones is the only Named Executive Officer who participates in the Supplemental RAA.
For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on Plan Compensation under the Qualified RAA if the IRS Compensation Limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the RAA. Mr. Jones was credited with $5,100 for the 2008 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Supplemental RAA benefits are payable at the same time and form as under the Supplemental 401(k) Plan.
Historically, M&T Bank Corporation has not credited service in the Supplemental Retirement Accumulation Account beyond the actual number of years an employee is employed by M&T Bank Corporation or an acquired bank.
Deferred Bonus Plan. The Deferred Bonus Plan allows select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus award to which they may be entitled under an M&T Bank Corporation bonus or incentive plan. No Named Executive Officer deferred any amounts in the Deferred Bonus Plan in 2008, although Messrs. Jones and Pinto have accounts in the Deferred Bonus Plan as of December 31, 2008 resulting from prior years’ deferrals.
Under the Deferred Bonus Plan, an eligible employee may elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant elects to defer the elected amount for a specific number of years between 5 and 20 and elects to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.

Potential Payments Upon Termination or Change in Control. The following table indicates the potential post-employment payments and benefits for the Named Executive Officers if a change in control event had occurred and their employment was terminated on December 31, 2008.
Post-Employment Benefits (1)

		Health Benefit	Value of Equity
Name	Severance Pay	Coverage	Awards	Total Benefits
	($)	($)	($)(1)	($)
Robert G. Wilmers	1,300,000	40,369	0	1,340,369
René F. Jones	570,000	12,709	0	582,709
Michael P. Pinto	1,100,000	16,865	0	1,116,865
Mark J. Czarnecki	1,100,000	13,645	0	1,113,645
Kevin J. Pearson	600,000	7,877	0	607,877

(1)	As of December 31, 2008, all unvested stock options for the Named Executive Officers were out-of-the-money.
Severance Pay Plan. M&T Bank Corporation maintains a Severance Pay Plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. Each Named Executive Officer participates in the plan. Upon the occurrence of a “Qualifying Event,” each Named Executive Officer will be entitled to:
•	the continuation of his base pay for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flex spending accounts.
In connection with the TARP CPP Securities Purchase Agreement entered into by M&T Bank Corporation on December 23, 2008, the SEOs entered into waivers and consents under which each SEO agreed that the aggregate value of the severance payments and benefits that he could receive in the event of an involuntary termination of employment may not exceed 2.99 times the executive’s average annual taxable compensation for the five-year period preceding the year in which the termination occurs.
Accelerated Vesting of Equity Awards. Under M&T Bank Corporation’s various equity compensation plans, upon a change of control or death, disability or retirement, all of our employees, including the Named Executive Officers, would be immediately vested in any outstanding awards that were unvested at the time of the change of control or death, disability or retirement.

Director Compensation. The following table contains information concerning the total compensation earned by each individual who served as a director of M&T Bank Corporation during 2008 other than directors who are also Named Executive Officers.
2008 Director Compensation

				Non-	Changes in Pension
				Equity	Value and
	Fees			Incentive	Nonqualified	All
	Earned			Plan	Deferred	Other
	or Paid	Stock	Option	Compen-	Compensation	Compen-
Name	in Cash	Awards	Awards	sation	Earnings	sation	Total
	($)(1)	($)(2)	($)	($)	($)	($)	($)
C. Angela Bontempo	96	78,904	0	0	0	0	79,000
Brent D. Baird	154	71,846	0	0	0	0	72,000
Richard G. King	35,729	35,271	0	0	0	0	71,000
Patrick W.E. Hodgson	34,618	34,382	0	0	0	0	69,000
Reginald B. Newman, II	223	66,777	0	0	0	0	67,000
Herbert L. Washington	31,063	30,937	0	0	0	0	62,000
Stephen G. Sheetz	154	39,846	0	0	0	21,689 (3)	61,689
Robert J. Bennett	28,643	28,357	0	0	0	0	57,000
T. Jefferson Cunningham III	27,652	27,348	0	0	0	0	55,000
Richard E. Garman	177	46,823	0	0	0	0	47,000
Jorge G. Pereira	23,114	22,886	0	0	0	0	46,000
Michael D. Buckley	22,183	21,817	0	0	0	0	44,000
Daniel R. Hawbaker	121	42,879	0	0	0	0	43,000
Robert T. Brady	20,654	20,346	0	0	0	0	41,000
Eugene J. Sheehy (4)	36,000	0	0	0	0	0	36,000
Colm E. Doherty (4)	33,000	0	0	0	0	0	33,000

(1)	Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T Bank Corporation Common Stock, or in an equal combination of cash and shares of M&T Bank Corporation Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.

(2)	Reflects amount of fees paid in the form of Common Stock. The value of this Common Stock is the value as of the last business day of each calendar quarter on which shares of M&T Bank Corporation Common Stock are quoted on the New York Stock Exchange.

(3)	Mr. Sheetz received distributions of Common Stock and cash during 2008 from the 1992 Keystone Financial Inc. Directors Fees Plan and the 1991 Keystone Financial Inc. Directors Deferral Plan, respectively, which plans M&T Bank Corporation assumed in connection with its acquisition of Keystone.

(4)	The retainer and attendance fees attributable to Messrs. Doherty and Sheehy’s service as directors were paid in cash to AIB.
M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $20,000 plus an attendance fee of $2,000 for each meeting of the Board of Directors attended. Members of the Audit and Risk Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Audit and Risk Committee receives an additional annual retainer of $20,000. Directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $1,000 for each committee meeting attended, except members of the Audit and Risk Committee, who receive $3,000 for each Audit and Risk Committee meeting attended. All directors of M&T Bank

Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
M&T Bank Corporation 2008 Directors’ Stock Plan. Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T Bank Corporation Common Stock, or in an equal combination of cash and shares of M&T Bank Corporation Common Stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The number of shares of Common Stock paid is determined by dividing the amount of such compensation payable in shares of Common Stock by the closing price of Common Stock on the New York Stock Exchange on the business day immediately preceding the day the compensation is payable.
In connection with the acquisition of Allfirst on April 1, 2003, the Boards of Directors of M&T Bank Corporation and M&T Bank determined that the retainer and attendance fees of any director who serves as a designee of AIB on the Boards of Directors of M&T Bank Corporation or M&T Bank shall be paid to AIB in cash if such director is a salaried officer or employee of AIB or any of its subsidiaries, notwithstanding the terms of the 2008 Directors’ Stock Plan. As a result, the retainer and attendance fees attributable to Messrs. Doherty and Sheehy in 2008 were paid in cash to AIB.
M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, or persons serving solely as directors of M&T Bank, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended described above in the section entitled, “M&T Bank Corporation Directors’ Fees.”
Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him. Mr. Bennett, as a member of the Directors Advisory Council of the Central New York Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.
Nonqualified Deferred Compensation Arrangements for Directors. Mr. Hawbaker, Mr. King and Mr. Sheetz are participants of the Keystone Directors Fees Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Keystone. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted to the right to receive stock in M&T. Mr. Sheetz is entitled to receive annual distributions from his plan account over the ten-year period covering 2000 through 2009. In 2008, he received 245 shares of Common Stock. Mr. Hawbaker’s benefits will be paid upon his resignation or retirement as a director in the form of a single distribution and Mr. King will receive annual distributions from his plan account over a five-year period commencing upon his resignation or retirement as a director.

In addition, Mr. Sheetz is a participant in the Keystone Directors Deferral Plan, a nonqualified unfunded plan under which a director could elect to defer directors’ fees. Mr. Sheetz is entitled to receive annual distributions from his plan account over the ten-year period covering 2000 through 2009. In 2008 he received $2,094.
Equity Compensation Plan Information. The following table provides information as of December 31, 2008 with respect to shares of Common Stock that may be issued under M&T Bank Corporation’s existing equity compensation plans. M&T Bank Corporation’s existing equity compensation plans include the 1983 Stock Option Plan, the 2001 Stock Option Plan, the 2005 Incentive Compensation Plan, which replaced the 2001 Stock Option Plan, and the M&T Bank Corporation Employee Stock Purchase Plan, each of which has been previously approved by stockholders, and the M&T Bank Corporation 2008 Directors’ Stock Plan (“2008 Directors’ Stock Plan”) and the M&T Bank Corporation Deferred Bonus Plan, each of which did not require stockholder approval.

	A	B	C
			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
Plan Category	Options or Rights	Options or Rights	Reflected in Column A)
Equity Compensation Plans Approved by Security Holders:
1983 Stock Option Plan	1,871,980	$55.23	—
2001 Stock Option Plan	5,159,232	$88.29	—
2005 Incentive Compensation Plan	5,929,773	$103.63	3,108,342
Employee Stock Purchase Plan	—	—	604,668

Equity Compensation Plans Not Approved By Security Holders:(1)
2008 Directors’ Stock Plan	5,622	$57.41	83,964
Deferred Bonus Plan	54,782	$62.30	—

Total	13,021,389	$90.40	3,796,974

(1)	As of December 31, 2008, a total of 92,079 shares of M&T Bank Corporation Common Stock were issuable upon exercise of outstanding options or rights assumed by M&T Bank Corporation in connection with merger and acquisition transactions. The weighted-average exercise price of those outstanding options or rights is $64.46 per share.

Equity compensation plans adopted without the approval of stockholders are described below:
2008 Directors’ Stock Plan.  M&T Bank Corporation maintains a plan for non-employee members of the Board of Directors of M&T Bank Corporation and the members of its Directors Advisory Council, and the non-employee members of the Board of Directors of M&T Bank and the members of its regional Directors Advisory Councils, which allows such directors, advisory directors and members of regional Directors Advisory Councils to receive all or a portion of their directorial compensation in shares of M&T Bank Corporation Common Stock.
Deferred Bonus Plan.  M&T Bank Corporation maintains a deferred bonus plan pursuant to which its eligible officers and those of its subsidiaries may elect to defer all or a portion of their current annual incentive compensation awards and allocate such awards to several investment options, including M&T Bank Corporation Common Stock. Participants may elect the timing of distributions from the plan. Such distributions are payable in cash, with the exception of balances allocated to M&T Bank Corporation Common Stock, which are distributable in the form of shares of Common Stock.
The table above does not include information with respect to shares of Common Stock that may be issued under the 2009 Equity Incentive Compensation Plan if approved by stockholders or that are subject to outstanding options and rights assumed by M&T Bank Corporation in connection with mergers and acquisitions of the companies that originally granted those options and rights.
Under the terms of the merger agreement that Provident Bankshares Corporation (“Provident”) has entered into with M&T Bank Corporation and First Empire State Holding Company, the outstanding and unexercised stock options to acquire Provident common stock will fully vest and be converted into options to acquire Common Stock of M&T Bank Corporation, adjusted to reflect the exchange ratio applicable to Provident common stock generally as follows:
•	the number of shares of Common Stock of M&T Bank Corporation subject to the adjusted M&T stock option will equal: (1) the number of shares of Provident common stock subject to the Provident stock option as of immediately prior to the completion of the merger multiplied by (2) the exchange ratio of 0.171625, rounded down to the nearest whole share; and

•	the exercise price per share of the adjusted M&T stock option will equal: (1) the exercise price per share of the Provident stock option as of immediately prior to the completion of the merger divided by (2) the exchange ratio of 0.171625 (rounded up to the nearest whole cent).
With respect to Provident restricted shares, under the terms of the merger agreement, immediately prior to the completion of the merger, the outstanding Provident restricted shares will fully vest, and, upon completion of the merger, the outstanding Provident restricted shares will be converted into unrestricted shares of Common Stock of M&T Bank Corporation, adjusted to reflect the exchange ratio applicable to Provident common stock. The number of unrestricted shares of Common Stock of M&T Bank Corporation will equal: (1) the number of shares of restricted Provident common stock as of immediately prior to the completion of the merger, less any shares of Provident common stock withheld to satisfy tax withholding obligations, multiplied by (2) the exchange ratio of 0.171625 with fractional shares to be satisfied through a cash payment in accordance with the terms of the merger agreement.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
Mr. Wilmers is the beneficial owner of a 50 percent interest in certain entities which are unaffiliated with M&T Bank Corporation that own commercial aircraft which are leased to a commercial aviation service. From time to time, M&T Bank charters planes from the aviation service for business use by Mr. Wilmers. M&T Bank paid $478,580 to the aviation service for use of the aircraft in 2008. M&T Bank has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.
M&T Bank and Sheetz, Inc., a company of which Mr. Sheetz is the chairman and in which he has a 15 percent ownership interest, have an agreement whereby M&T Bank installs and maintains automated teller machines within certain convenience stores operated by Sheetz, Inc. and shares a portion of the revenue generated from those automated teller machines with Sheetz Inc. This agreement was entered into as a result of a competitive bidding process. In 2008, M&T Bank paid $1,575,520 to Sheetz, Inc. in connection with this arrangement. M&T Bank also leases real property located in Altoona, Pennsylvania from Sheetz, Inc. at a cost of $75,900 for 2008. This lease is believed to be on comparable terms for similar space similarly situated.
Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2008 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectibility or present other unfavorable features.
In accordance with applicable New York Stock Exchange listing standards that require that related party transactions be reviewed and evaluated by an appropriate group, the Nomination, Compensation and Governance Committee reviews, approves or ratifies all related party or affiliate transactions between M&T Bank Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The Nomination, Compensation and Governance Committee determines whether a particular relationship serves the best interest of M&T Bank Corporation and its stockholders and whether the relationship should be continued. In addition, M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants, which requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. The Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. In addition, as described in the section entitled, “Board of Directors, Determination of Independence and Attendance,” such related party or affiliate transactions are considered by the Board of Directors in its review of director independence.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION
The Board of Directors believes that the purpose of corporate governance is to ensure that stockholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promote this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption, and in October 2003, adopted new Corporate Governance Standards as a result of new SEC and New York Stock Exchange requirements.
The Board of Directors last amended its Corporate Governance Standards in April 2008. The current Corporate Governance Standards are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.
On February 20, 2007, the Board of Directors adopted an amendment to the bylaws of M&T Bank Corporation to institute a majority voting policy for the election of directors in uncontested elections. The amendment provides that if a nominee for director does not receive a majority of the votes cast (which includes votes to withhold authority but excludes abstentions) in an uncontested election, such director shall promptly tender his or her resignation to the Board of Directors. The Board of Directors will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee, and will publicly disclose via a press release or SEC filing its decision within 90 days of the certification of the election results.
The Board of Directors has designated the Nomination, Compensation and Governance Committee to discharge the Board of Directors’ responsibilities with respect to compensation, director nominations and corporate governance matters.
BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE
Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in April 2008. As a result of that review, the Board of Directors determined that 14 of its 20 then current members met the New York Stock Exchange standard for independence. Of the 17 nominees standing for election as directors at the 2009 Annual Meeting of Stockholders, 16 of whom are currently serving as such, 11 meet the New York Stock Exchange standard for independence. In making determinations of independence, the Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $100,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service) during any of the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.
The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.
Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence was made in 2008:

Brent D. Baird	Daniel R. Hawbaker
Robert J. Bennett	Patrick W.E. Hodgson
C. Angela Bontempo	Richard G. King
Robert T. Brady	Reginald B. Newman, II
Michael D. Buckley	Jorge G. Pereira
Colm E. Doherty	Stephen G. Sheetz
Richard E. Garman	Herbert L. Washington
In connection with its independence determination for Mr. Sheetz, the Board of Directors considered the transactions between M&T Bank and Sheetz, Inc. described above under the caption, “TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS,” and because these transactions did not meet any of the thresholds set forth in the categorical standards, the Board of Directors made an affirmative determination of independence for Mr. Sheetz.
The Board of Directors held eight meetings during 2008. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.
It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Stockholders, absent exigent circumstances. Of the 17 nominees standing for election at the 2009 Annual Meeting of Stockholders, 16 of them were elected at last year’s Annual Meeting of Stockholders. Of those 16 nominees, all but one attended last year’s Annual Meeting of Stockholders.
Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, vice chairman of the Board of Directors, presides at these meetings. In his absence, the non-management directors determine which of them will preside at such meeting.
Interested parties may make their concerns known directly to the presiding director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the presiding director or the non-management directors as a group by reviewing, sorting and summarizing such communications. All such communications will be referred to the presiding director or the non-management directors as a group for consideration unless otherwise instructed by the presiding director or the non-management directors as a group.
Audit and Risk Committee. In addition to appointing the independent registered public accounting firm, the Audit and Risk Committee serves as the examining committee for M&T Bank, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent registered public accounting firm, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent registered public accounting firm with respect to internal controls and accounting procedures, major policies with respect to risk assessment and risk management, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Hodgson, King, Newman and Washington served as members of the Audit and Risk Committee throughout 2008, and all of them are currently serving as such. From time to time, Audit and Risk Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent registered public accounting firm or other outside advisors as the Audit and Risk Committee requests or deems necessary, useful or appropriate in its sole discretion.
The Board of Directors has determined that the members of the Audit and Risk Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet both the New York Stock Exchange and Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit and Risk Committee is “financially literate,” and that at least one member of the Audit and Risk Committee meets the New York Stock Exchange standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.”
The Audit and Risk Committee operates pursuant to a written charter that was last amended by the Board of Directors on February 17, 2009. A copy of the Audit and Risk Committee Charter is attached hereto as APPENDIX B. The Audit and Risk Committee Charter gives the Audit and Risk Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm. The Audit and Risk

Committee Charter also gives the committee authority to fulfill its obligations under SEC and New York Stock Exchange requirements.
Report of the Audit and Risk Committee. The members of the Audit and Risk Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. During 2008, the Audit and Risk Committee met six times, and held discussions with M&T Bank Corporation’s management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.
Management is responsible for the preparation of M&T Bank Corporation’s consolidated financial statements and their assessment of the design and effectiveness of M&T Bank Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T Bank Corporation’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit and Risk Committee’s responsibilities include monitoring and overseeing these processes.
In discharging its oversight responsibilities, the Audit and Risk Committee has reviewed and discussed M&T Bank Corporation’s 2008 audited consolidated financial statements with M&T Bank Corporation’s management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements.
The Audit and Risk Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent registered public accounting firm as required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm its independence.
Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit and Risk Committee has recommended to the Board of Directors that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC. The Audit and Risk Committee also appointed the independent registered public accounting firm.
This report was adopted on February 16, 2009 by the Audit and Risk Committee of the Board of Directors:
C. Angela Bontempo, Chair
Patrick W.E. Hodgson
Richard G. King
Reginald B. Newman, II
Herbert L. Washington
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit and Risk Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.
Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by stockholders. Nominations from stockholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s annual meeting of stockholders, M&T Bank Corporation must receive this notice on or before November 5, 2009.
In considering nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.
The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and stockholders. In addition, the Nomination, Compensation and Governance Committee must take into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by stockholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.
The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s equity plans, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the 2008 Directors’ Stock Plan, the Employee Stock Purchase Plan, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries and, in addition, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement. The Nomination, Compensation and Governance Committee met seven times during 2008.
The Nomination, Compensation and Governance Committee operates pursuant to a written charter setting out the functions and responsibilities of this committee that was last amended by the Board of Directors on November 20, 2007, although the Nomination, Compensation and Governance Committee reviewed and reassessed the adequacy of its charter and determined that no changes were necessary at its November 17, 2008 meeting. A copy of the Nomination, Compensation and Governance Committee Charter can be accessed on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Pereira (Chairman), Baird, Brady and Buckley served as members of the Nomination, Compensation and Governance Committee throughout 2008, and all of them are currently serving as such. Mr. Pereira is a vice chairman of M&T Bank Corporation and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984, and Mr. Pereira has not received additional compensation for serving in such capacities.
The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy Statement) and meet the New York Stock Exchange standard for independence.
Executive Committee. The Board of Directors has empowered its Executive Committee to act in the board’s place when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee met six times during 2008. Messrs. Wilmers (Chairman), Baird, Bennett, Buckley and Garman served as members of the Executive Committee throughout 2008, and all of them are currently serving as such.
The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
CODES OF BUSINESS CONDUCT AND ETHICS
M&T Bank Corporation has historically provided all of its new employees with a copy of an employee handbook that has included a code of business ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee handbook and its contents, including the code of business ethics, and adhering to such policies and procedures.
M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all employees live up to the highest ethical standards.
M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.
Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.
As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.
AVAILABILITY OF CORPORATE GOVERNANCE GUIDELINES
In addition to being available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm, copies of M&T Bank Corporation’s Corporate Governance Guidelines, including the charters for the Audit and Risk Committee, the Nomination, Compensation and Governance Committee and the Executive Committee, and the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available in print to any stockholder who requests such information. To make a request, stockholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.
SOLICITATION COSTS
The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy material to beneficial owners of the Common Stock.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications. All such communications will be referred to the Board of Directors or individual directors for consideration unless otherwise instructed by the Board of Directors.
STOCKHOLDER PROPOSALS
Under M&T Bank Corporation’s Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a stockholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in M&T Bank Corporation’s Proxy Statement. A stockholder wishing to submit a proposal for consideration at the 2010 Annual Meeting of Stockholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 5, 2009.
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW
On November 15, 2008, M&T Bank Corporation renewed its policy of directors’ and officers’ liability insurance for a one-year term at a cost of $753,005 in premiums, including fees. The policy is carried with Lloyds of London and covers all directors and officers of M&T Bank Corporation and its subsidiaries.
OTHER MATTERS
The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2009 Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.
March [    ], 2009

APPENDIX A
M&T BANK CORPORATION
2009 EQUITY INCENTIVE COMPENSATION PLAN
Article 1
Establishment, Purpose, and Duration
     1.1. Establishment of the Plan. On February 17, 2009, the Board of Directors of the Company adopted the Plan, subject to the approval of its shareholders, which permits the grant of short-term and long-term incentive and other stock and cash awards.
     1.2. Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Affiliates by providing incentives to Eligible Persons that will link their personal interests to the financial success of the Company and its Affiliates and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of Eligible Persons.
     1.3. Duration of the Plan. The Plan was approved by the Board on February 17, 2009, shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”), and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 12.1, until all Shares subject to it shall have been issued according to the provisions herein. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date of the Plan. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.
Article 2
Definitions
     2. Definitions. Certain terms used in the Plan have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:
     2.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, or that controls or is under common control with the Company.
     2.2. “Award” means an Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or an Incentive Award, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.
     2.3. “Award Agreement” means a written agreement or other document (which may be provided in the form of a plan or program) evidencing an Award under the Plan, including any amendment or modification thereof, that shall be in such form as the Committee may specify. The Committee in its discretion may, but need not, require a Participant to sign an Award Agreement.
     2.4. “Board” or “Board of Directors” means the Board of Directors of the Company.
     2.5. “Cause” means, unless otherwise provided in an Award Agreement: (a) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (b) dishonesty in the course of fulfilling the Participant’s duties, or (c) willful and deliberate failure on the part of the Participant to perform such Participant’s duties in any material respect.

Notwithstanding the general rule of Section 3.2, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
     2.6. “Change in Control” shall have the meaning set forth in Appendix A.
     2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     2.8. “Committee” means the committee(s), subcommittee(s), or person(s) the Board appoints to administer the Plan or to make or administer specific Awards hereunder consisting of three or more outside, independent members of the Board who shall be (a) a “non-employee director” as defined in Rule 16b-3 of the Exchange Act (or any successor rule), (b) to the extent required by Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) qualified to administer the Plan as contemplated by any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded). If no appointment is in effect at any time, “Committee” means the Nomination, Compensation and Governance Committee of the Board.
     2.9. “Common Stock” means a share of the Company’s common stock, par value $0.50 per share.
     2.10. “Company” means M&T Bank Corporation, and any successor thereto.
     2.11. “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award is earned by such Participant.
     2.12. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 6.
     2.13. “Date of Grant” means the date on which an Award is granted under the Plan.
     2.14. “Disability” means, unless otherwise provided in an Award Agreement, totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or an Affiliate entitling an Employee to long-term disability benefits, or in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor section).
     2.15. “Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock or other equity interests of the Affiliate) or a sale of a division of the Company and its Affiliates.
     2.16. “Eligible Person” means officers and employees of the Company or any of its Affiliates, and prospective officers and employees who have accepted offers of employment from the Company or its Affiliates, or a former trustee of The East New York Savings Bank who, upon closing of the acquisition by the Company of The East New York Savings Bank, was granted nonqualified stock options under the M&T Bank Corporation 1983 Stock Option Plan pursuant to the terms of Section 5(i) of the Merger Agreement by and between First Empire State Corporation, The East New York Savings Bank and the incorporators of West Interim Savings Bank.
     2.17. “Employee” means any person who is an employee of the Company or an Affiliate.
     2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     2.19. “Exercise Price” means the price per Share at which an Option may be exercised.
     2.20. “Fair Market Value” on or as of any date shall mean an amount equal to the then fair market value of a Share, as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose. Unless the Committee determines otherwise, if the Common Stock is traded on a securities exchange or automated dealer quotation system, Fair Market Value shall be the closing price for a Share, as of the relevant date, as reported on such securities exchange or automated dealer quotation system, or if there are no sales on such date, on the next preceding day on which there were sales. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, in accordance with the requirements of Section 409A of the Code.
     2.21. “Incentive Award” has the meaning specified in Section 9.1.
     2.22. “Incentive Stock Option” or “ISO” means an Option granted under the Plan that the Committee designates as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).
     2.23. “Nonqualified Stock Option” or “NQSO” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
     2.24. “Option” means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.
     2.25. “Option Period” means the period during which an Option may be exercised.
     2.26. “Participant” means an Eligible Person to whom an Award has been granted hereunder.
     2.27. “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. In the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), improvement of financial ratings, internal rate of return, market share, cash flow, operating income, operating margin, net profit after tax, EBIT, EBITA, EBITDA, OBIT, OBITDA, gross profit, operating profit, cash generation, revenues, asset quality, return on equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, operating income, net income, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, or shareholder return and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder. Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, the Company and one or more Affiliates, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify. Performance Goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions; provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code.

     2.28. “Performance Period” shall have the meaning ascribed to it in Section 8.2.
     2.29. “Performance Share” means an Award granted pursuant to Article 8 and settled only in Shares.
     2.30. “Performance Unit” means an Award granted pursuant to Article 8 and settled in cash, Shares or a combination thereof.
     2.31. “Period of Restriction” means the period during which (a) restrictions are imposed on Shares of Restricted Stock or (b) a Restricted Stock Unit becomes vested.
     2.32. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
     2.33. “Plan” means the M&T Bank Corporation 2009 Equity Incentive Compensation Plan, as amended from time to time.
     2.34. “Restricted Stock” means an Award described in Section 7.2(a).
     2.35. “Restricted Stock Unit” means an Award described in Section 7.2(b).
     2.36. “Retirement” means, except to the extent otherwise provided by the Committee in the applicable Award Agreement or any permitted amendment or modification thereof, the Termination of Service for any reason (other than under circumstances determined by the Company or an Affiliate to constitute Cause) of a Participant while an Employee of the Company or an Affiliate on or after attaining age 55 and completing ten or more years of service with the Company and/or an Affiliate determined in accordance with the Company’s tax qualified defined benefit pension plan (regardless of whether such Participant participates in such plan).
     2.37. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
     2.38. “Shares” means a share of the Company’s common stock, par value $0.50 per share.
     2.39. “Specified Employee” means any individual who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) with respect to the Company and its Affiliates, as determined by the Company (or the Affiliate, in the event that the Affiliate and the Company are not considered a single employer under Sections 414(b) or 414(c) of the Code) in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve month period ending on each December 31st. All individuals who are determined to be key employees under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to paragraph (5) thereof) on December 31st shall be treated as Specified Employees for purposes of the Plan during the twelve month period that begins on the following April 1st.
     2.40. “Ten-Percent Shareholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.
     2.41. “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services (including as a director) for, the Company and any of its Affiliates. A Participant employed by, or performing services for, an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Service if, as a result of a

Disaffiliation, such Affiliate or division ceases to be an Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered a Termination of Service. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” means a “separation from service” as defined under Section 409A of the Code.
Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”
Article 3
Administration
     3.1 Authority of the Committee. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the terms of the Plan, such powers to include the plenary authority and discretion to:
          (a) Determine the Eligible Persons to whom it grants Awards;
          (b) Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Incentive Awards, or any combination thereof, are to be granted hereunder;
          (c) Determine the terms, conditions, form and amount (which need not be identical) of all Awards, including the Exercise Price of Options and the number of Shares covered by Awards;
          (d) Determine the time or times at which Awards may be granted or vest and any conditions which must be satisfied before an Award is made, vests or is settled;
          (e) Determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;
          (f) Establish any objectives and conditions, including Performance Goals, for earning Awards;
          (g) Determine the terms of each Award Agreement and, subject to the provisions of Article 12, any amendments or modifications thereof;
          (h) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;
          (i) Determine if, when, and the terms on which, an Award may be deferred;
          (j) Determine whether the amount or payment of an Award should be reduced or eliminated;
          (k) Adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
          (l) Establish guidelines and/or procedures for the payment or exercise of Awards;
          (m) Interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (n) Establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and
          (o) Otherwise administer the Plan.
          In performing these actions, the Committee may take into account the nature of the services rendered or to be rendered by an Eligible Person, his present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.
     3.2 Decisions Binding. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Award Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Affiliates, its shareholders, employees, Participants, Eligible Persons, and their respective successors and assigns, including to the extent applicable their estates and beneficiaries, and, except as provided in Section 2.5, such determinations and decisions shall not be reviewable. Except in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or in order to comply with Section 3.7, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
     3.3 Delegation of Certain Responsibilities. The Committee may delegate its authority under Section 3.1 hereof and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan and is consistent with the requirements of applicable law; provided, however, that except as provided below the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. The Committee may delegate to the Company’s Chief Executive Officer, to other officers of the Company and/or to the M&T Bank Employee Benefit Plans Committee (or any similar or successor committees) its authority under Article 3, including the right to grant Awards, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Eligible Persons who, at the time of such action, are (a) Covered Employees or (b) subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.
     3.4 Procedures of the Committee. Except as may otherwise be provided in the charter or similar governing document applicable to the Committee, (a) all determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present; (b) a majority of the entire Committee shall constitute a quorum for the transaction of business; and (c) any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.
     3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
     3.6 Award Agreements. Each Award under the Plan (a) shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and (b) shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Article 12 hereof.
     3.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act (“Rule 16b-3”).
Article 4
Common Stock Subject to Plan
     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the aggregate number of Shares that may be delivered under the Plan shall not exceed 4,000,000 Shares plus the number of Shares that remain available for issuance under the M&T Bank Corporation 2005 Incentive Compensation Plan as of the Effective Date (the “Predecessor Plan”) (increased by any Shares subject to any award (or portion thereof) outstanding under the Predecessor Plan on the Effective Date which Shares are not issued due to the subsequent termination, expiration, forfeiture or lapse of such award). Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or Treasury Shares, including Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. To the extent that Shares subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of Shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the Shares covered by the Award are not issued to a Participant, then such Shares shall immediately again be available for issuance under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. Upon the approval of the Plan by shareholders, no further grants will be made under the Predecessor Plan.
          (a) Shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Affiliates shall not reduce the number of Shares available for issuance under the Plan.
          (b) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:
               (i) All of the Shares that may be issued under the Plan may be issued pursuant to Options granted hereunder; provided that the number of Shares that may be issued under the Plan pursuant to Options which are Incentive Stock Options shall be limited to 10,000,000 Shares; and
               (ii) The maximum number of Shares with respect to which a single Participant may be granted Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code during any calendar year is 200,0000 Shares. The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.
     4.2 Capital Events and Adjustments. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make an equitable and proportionate substitution or adjustment as it deems appropriate to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Article 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the Exercise Price of outstanding Options, in order to preserve the value of Awards as a result of such Share Change or Corporate Transaction. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which substantially all shareholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option shall conclusively be equitable, proportionate and appropriate); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or division or by the entity that controls such Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities); provided that, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any such adjustment shall be made solely to the extent permitted under Section 409A of the Code. In addition, in the event of a Share Change or Corporate Transaction, the Committee shall adjust in a manner it deems appropriate the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission; provided, however, that no such modification shall be made if the effect would be to cause an Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code to fail such exception.
Article 5
Eligibility and Participation
     5.1 Eligibility. Awards may be granted only to Eligible Persons; provided that, any Award that constitutes a “stock right,” within the meaning of Section 409A of the Code, shall only be granted to Eligible Individuals with respect to whom the Company is an “eligible issuer of service recipient stock,” under Section 409A of the Code.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Eligible Persons to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Person shall have any right (a) to be granted an Award or to be granted any particular type of Award or (b) to be granted a subsequent Award under the Plan if previously granted an Award.
Article 6
Options
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have the sole discretion, subject to the terms of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Common Stock that is permitted by law at the time of grant including, but not limited to, ISOs and NQSOs; provided, however, that ISOs may only be granted to Eligible Persons who are Section 422 Employees on the Date of Grant. The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.
     6.2 Option Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that identifies the Option as either a NQSO or an ISO, and specifies the terms and conditions of the Option. Options shall be subject to the terms and conditions set forth in Article 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify. Unless the Award Agreement specifies that the Option is intended to be an ISO within the meaning of Section 422 of the Code, the Option shall be a NQSO, the grant of which is not intended to be subject to the provisions of Code Section 422.
     6.3 Option Price. The Exercise Price of an Option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the authority granted to the Committee pursuant to Sections 3.1, 12.1 and 12.2 of the Plan, once an Option is granted, neither the Board nor the Committee shall have authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price without the approval of the Company’s shareholders if and to the extent required by any rules and regulations of the New York Stock Exchange (or such other stock exchange on which the Common Stock is traded), except pursuant to Section 4.2 of the Plan related to an adjustment in the number of Shares.
     6.4 Option Period. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Award Agreement; provided, however, that no Option shall be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder on the Date of Grant) from its Date of Grant.
     6.5 Exercise of Options. To the extent exercisable and not expired, forfeited, cancelled or otherwise terminated, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants. The Committee may at any time accelerate the exercisability of any Option.
     6.6 Payment of Exercise Price. To the extent exercisable and not expired or forfeited, cancelled or otherwise terminated, Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price for the Options. The Exercise Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, including, but not limited to, to the extent permitted by applicable law, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the Exercise Price and any withholding taxes due, (b) by delivery or deemed delivery through attestation of Shares having a Fair Market Value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) such other methods as the Committee deems appropriate. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable after receipt of written notification, payment of the Exercise Price and satisfaction of the applicable taxes, the Company shall deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Shares shall be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been satisfied. Except as otherwise provided in Section 6.9 below, the applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 16.7, and (iii) has paid in full for such Shares and satisfied all applicable tax obligations.
     6.7 Special Provisions Applicable to Incentive Stock Options. To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), the Award of Incentive Stock Options shall be subject to the following:
          (a) In the event that the aggregate Fair Market Value of the Common Stock (determined at the time the Options are granted) subject to ISOs held by a Participant that first becomes exercisable during any calendar year exceeds $100,000 then the portion of such ISOs equal to such excess shall be NQSOs.
          (b) An Incentive Stock Option granted to a Section 422 Employee who, on the Date of Grant is a Ten-Percent Shareholder, shall have an Exercise Price which is not less than 110% of the Fair Market Value of a Share on the Date of Grant.
          (c) No ISO granted to an employee who, at the time of grant, has (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its grant.
     6.8 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (a) by will or by the laws of descent and distribution or (b) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of the Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Any Option shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option is permissibly transferred pursuant to Section 6.8, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

Article 7
Restricted Stock and Restricted Stock Units
     7.1. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock or Restricted Stock Units under the Plan to such Eligible Persons and in such amounts and on such terms and conditions as it shall determine.
     7.2. Nature of Awards.
          (a) Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.
          (b) Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or a combination thereof, based upon the Fair Market Value of a specified number of Shares.
     7.3. Award Agreement. Each grant of Restricted Stock and Restricted Stock Units under the Plan shall be subject to an Award Agreement specifying the terms and conditions of the Award. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions or vesting and settlement, as applicable, to be contingent upon the continued performance of services and/or the achievement of one or more specified Performance Goals.
     7.4. Transferability. Restricted Stock Units and Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.
     7.5. Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Units and Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and the Committee may legend certificates representing Restricted Stock or record stop transfer orders with respect to uncertificated Shares to give appropriate notice of such restrictions.
     7.6. End of Period of Restriction. Except as otherwise provided in Articles 7 and 10, after the last day of the Period of Restriction, (a) Shares of Restricted Stock shall become nonforfeitable and freely transferable by the Participant and (b) subject to Section 16.12, Restricted Stock Units shall vest and be immediately settled. Once the Shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend or stop transfer order removed.
     7.7. Voting Rights Applicable to Shares of Restricted Stock. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise specified in the applicable Award Agreement.
     7.8. Dividends and Other Distributions.
          (a) Except as otherwise provided by the Committee and subject to the provisions of Section 4.2, during the Period of Restriction Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares. Except as otherwise provided by the Committee, cash dividends with respect to the Restricted Stock will be currently paid to the Participant and, subject to the limitations imposed under Article 4, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. If any

Shares of Restricted Stock are forfeited, the Participant shall have no right to future dividends or other distributions with respect to such Restricted Stock.
          (b) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the Participant shall be entitled to receive current or deferred payments of cash, Shares or other property corresponding to the dividends payable on the Shares underlying the Award.
Article 8
Performance Shares and Performance Units
     8.1. Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Eligible Persons at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares and Performance Units granted to each Participant and the terms and conditions thereof.
     8.2. Value of Performance Shares and Performance Units. The Committee shall set Performance Goals over certain periods to be determined in advance by the Committee (“Performance Period”). Prior to each grant of Performance Shares or Performance Units, the Committee shall establish an initial number of Shares for each Performance Share and Performance Unit granted to a Participant for that Performance Period. Prior to each grant of Performance Shares and Performance Units, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a number of Shares for the Performance Shares, or an amount of cash, number of Shares, or a combination thereof for the Performance Units, awarded for such Performance Period. With respect to the Performance Goals utilized during a Performance Period, the Committee may assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a distribution of Shares in respect of Performance Shares awarded, or a distribution of Shares, amount of cash or a combination thereof in respect of the Performance Units awarded.
     8.3. Payment of Performance Shares and Performance Units. After a Performance Period has ended, (a) the holder of a Performance Share shall be entitled to receive a distribution of Shares in respect of Performance Shares awarded and (b) the holder of a Performance Unit shall be entitled to receive a distribution of Shares, payment of cash or a combination thereof in respect of Performance Units awarded, in each case, at the level and on the terms and conditions determined by the Committee. In addition, with respect to Performance Shares and Performance Units granted to any Covered Employee, no distribution of Shares or payment of cash shall be made hereunder except upon the Committee’s written certification of the extent to which the applicable Performance Goal or Goals have been satisfied.
     8.4. Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of a Performance Share or Performance Unit, at any time or from time to time, including but not limited to the Performance Goals provided, that:
          (a) No such adjustment shall be made if the effect would be to cause an Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code to fail such exception; and

          (b) With respect to an Award, other than a Stock Option, that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the Committee may not accelerate the Performance Period or the vesting of the Award held by a Covered Employee except on account of the Participant’s death, disability or a Change in Control.
Notwithstanding the foregoing provisions of Section 8.4, any adjustments made pursuant to Section 8.4 to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in a manner such that the Award shall comply or continue to comply with the requirements of Section 409A of the Code.
     8.5. Nontransferability. No Performance Shares or Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period.
Article 9
Incentive Awards
     The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may determine, grant Incentive Awards to Employees, including, but not limited to, Covered Employees. Each such Award shall provide that:
          (a) Amounts earned by and paid to Participants under Incentive Awards will be based upon achievement of Performance Goals over a Performance Period as established by the Committee, which for a Covered Employee shall not be inconsistent with Section 162(m) of the Code, subject to the Committee’s authority to reduce, but not increase, such amount;
          (b) Performance Goals, and the maximum, target and/or threshold (as applicable) Incentive Award payable upon attainment thereof, must be established by the Committee within the time limits required by Section 162(m) of the Code to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code;
          (c) The maximum amount any Participant may be paid in respect of an Incentive Award for any calendar year shall not exceed $2,000,000;
          (d) Incentive Awards shall be paid in cash, subject to the Committee providing that all or a portion of any such amount may be paid in Shares; and
          (e) Except as provided in Section 10.2(f), no Incentive Award may be paid to a Covered Employee until the Committee has certified the level of attainment of the applicable Performance Goals.
Article 10
Termination of Service or Services as a Participant
     10.1. Termination of Service Other Than Due to Death, Disability, Cause or Retirement. Subject to Sections 10.4 and 16.12, if the employment or service of a Participant shall terminate for any reason other than death, Disability, Cause or Retirement:
          (a) Each vested Option held by the Participant may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) a period of 90 days following the date of termination. Any Option that is unvested as of the date of termination that is held by the Participant shall be immediately cancelled and terminated;

          (b) Any unvested shares of Restricted Stock and Restricted Stock Units, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;
          (c) All Performance Shares and Performance Units shall be forfeited and no payment shall be made with respect thereto; and
          (d) No amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee.
     10.2. Termination of Service Due to Death, Disability or Retirement. Subject to Sections 10.4 and 16.12, in the event the employment or service of a Participant is terminated by reason of death, Disability or Retirement:
          (a) Each Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of (i) the expiration date of the Option or (ii) one year following the date of termination due to death, Disability or Retirement;
          (b) Any remaining Period of Restriction applicable to Restricted Stock, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable;
          (c) Any remaining Period of Restriction applicable to Restricted Stock Units, where vesting is not conditioned upon the achievement of Performance Goals, shall automatically terminate and the Restricted Stock Units shall immediately vest and be settled; provided that, notwithstanding the foregoing, with respect to each such Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, upon the Participant’s Disability, the Restricted Stock Units shall immediately vest but shall not be settled until the earlier of: (i) the Participant’s death; (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code; (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement; or (iv) a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code.
          (d) Each Restricted Stock Award where vesting is conditioned upon the achievement of Performance Goals and each Performance Share Award held by the Participant shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Award shall terminate and, subject to Section 11.2, the number of Shares of Restricted Stock earned in accordance with the previous sentence shall become free of restrictions and be freely transferable at the end of the Period of Restriction specified in the Award Agreement that would be applicable to the Participant if he or she had not incurred a Termination of Service during the Performance Period, and each such Performance Share Award shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period;
          (e) Each Restricted Stock Unit where vesting is conditioned upon the achievement of Performance Goals and each Performance Unit shall be deemed earned on a prorated basis based on the Participant’s number of full months of service during the Performance Period and the achievement of the Performance Goals during the Performance Period, as determined by the Committee. The Period of Restriction applicable to each such Restricted Stock Unit Award shall terminate and, subject to Section 11.2, the number of Restricted Stock Units earned in accordance with the previous sentence shall immediately become vested but shall not be settled until the end of the Period of Restriction specified in the Award Agreement that would be applicable to the Participant if he or she had not incurred a Termination of Service during the Performance Period, and each such Performance Unit shall be settled at the time payments of Shares are made to Participants who did not terminate service during the Performance Period; and
          (f) No amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee. The Committee, in its sole discretion, may provide, to the extent permitted under Section 162(m) of the Code, that in the case of a Covered Employee’s death, disability or a Change in Control during a Performance Period (or such other situations as permitted under Section 162(m) of the Code), that the Incentive Award may be paid either during or after the Performance Period without regard to actual achievement of the Performance Goals.
     10.3. Termination of Service for Cause. Subject to Section 10.4, in the event of a Termination of Service of a Participant by the Company for Cause, any Awards then held by a Participant shall be immediately forfeited by the Participant and cancelled.
     10.4. Effect of Termination of Service. Notwithstanding any other provision of the Plan to the contrary, the consequences on each Award held by a Participant in the event of Termination of Service shall be as determined by the Committee and set forth in the applicable Award Agreement and any amendment or modification thereof, which consequences may differ from the provisions of Sections 10.1, 10.2 and 10.3 above. To the extent the applicable Award Agreement or an amendment or modification thereof does not expressly provide for such disposition, the disposition of the Award upon a Termination of Service shall be determined in accordance with Section 10.1, 10.2 or 10.3.
Article 11
Change in Control
     11.1. Stock-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, (a) any Options outstanding which are not then exercisable and vested shall become fully exercisable and vested, (b) the restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable and (c) the restrictions applicable to any Restricted Stock Units shall lapse and such Restricted Stock Unit shall become fully vested and settled, provided that, with respect to any Restricted Stock Unit Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the earliest of: (i) the Participant’s death, (ii) subject to Section 16.12, the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.
     11.2. Performance-Based Awards. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Awards granted under the Plan which are subject to Performance Goals, including Performance Shares, shall be immediately settled and paid out; provided that, with respect to each Award of a Restricted Stock Unit or Performance Unit that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code, the Award shall immediately vest but shall not be settled until the earliest of: (a) the Participant’s death, or (b) subject to Section 16.12, the Participant’s “separation from service” within the meaning of Section 409A of the Code and (c) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement. Unless otherwise provided in the Award Agreement, the amount of the payout shall be based on the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been satisfied through the end of the month immediately preceding the effective date of the Change in Control.

Notwithstanding the foregoing, no amounts shall be earned or payable under any Incentive Award, except as may be otherwise determined by the Committee.
     11.3 Special Change in Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, upon the Termination of Service of a Participant by the Company or an Affiliate, other than for Cause, during the one-year period following a Change in Control, any Option held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised, until the earlier of (i) the expiration date of such Option, or (ii) one year after the date of such Termination of Service.
Article 12
Amendment, Modification, Substitution and Termination
     12.1. Amendment, Modification and Termination of Plan. The Board or the Committee may terminate the Plan or any portion thereof at any time, and may amend or modify the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that, after the shareholders of the Company have approved the Plan, the Board or the Committee shall not amend the Plan without approval of (a) the Company’s shareholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires shareholder approval of the amendment, and (b) a Participant whose Award is affected by such amendment, if the amendment would materially and adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent that such approval is required by applicable law or by the listing standards of the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed), (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of Shares which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.
     12.2. Amendment or Modification of Awards. Subject to the terms and conditions of the Plan, the Committee may amend or modify the terms of any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid; provided, that no amendment or modification of an Award shall, without the consent of the Participant, materially and adversely alter or impair any of the Participant’s rights or obligations under the Award.
     12.3. Substitution of Awards. Anything contained herein to the contrary notwithstanding, Awards may, in the Committee’s discretion, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Substitute Awards granted hereunder shall not be counted toward the Share limit imposed by Section 4.1, except to the extent the Committee determines that counting such Awards is required for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     12.4. Effect on Outstanding Awards. No such amendment, modification or termination of the Plan pursuant to Section 12.1 above, amendment or modification of an Award pursuant to Section 12.2 above, or substitution of awards pursuant to Section 12.3 above shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.
Article 13
Foreign Employees
     Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any of its Affiliates operates or has employees.
Article 14
Shareholder Approval
     The Plan, and any amendments hereto requiring shareholder approval pursuant to Article 12, are subject to approval by vote of the shareholders of the Company at the next annual meeting of shareholders following adoption by the Board.
Article 15
Withholding
     Notwithstanding any other provision of the Plan to the contrary, the Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements (including the Participant’s FICA obligation), and the Company and any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Affiliates, an amount sufficient to satisfy such federal, state, local and foreign taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. To the extent provided in the applicable Award Agreement and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: tendering a cash payment; authorizing the Company to withhold Shares otherwise issuable to the Participant; or delivering Shares to the Company.

Article 16
General Provisions
     16.1. The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee. Except as expressly provided in the Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.
     16.2. Neither the adoption of the Plan nor its submission to the Company’s shareholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of shareholder approval upon the same.
     16.3. The interests of any Eligible Person under the Plan or Awards granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered, except to the extent provided in an Award Agreement.
     16.4. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
     16.5. Except as otherwise provided under the Plan, a Participant or beneficiary thereof shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
     16.6. This Plan shall be governed, construed and administered in accordance with the laws of the State of New York without giving effect to the conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.
     16.7. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof. The certificates for the Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange (or such other stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted), and any applicable federal or state securities laws. The Committee may place a legend or legends on certificates for Shares to make appropriate reference to the restrictions.
     16.8. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law the Committee deems applicable.
     16.9. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange (or such other stock exchange or automated dealer quotation system on which the Shares are traded). No fractional Shares shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be rounded down, forfeited or otherwise eliminated.
     16.10. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
     16.11. It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan; provided, further, that with respect to any Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, in no event shall any assets be transferred to any such rabbi trust with respect to any Participant during any period in which any plan maintained by the Company and its Affiliates are in a “Restricted Period,” within the meaning of Section 409A(b)(3) of the Code.
     16.12. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to such Award upon the Participant’s Termination of Service shall be delayed if the Participant is a Specified Employee until the earlier of (a) the first day of the seventh month following the Participant’s Termination of Service and (b) the Participant’s death.
     16.13. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.
     16.14. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment or services of any individual at any time.

APPENDIX A
“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of Appendix A, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition of between 20% and 40%, inclusive, of the Outstanding Company Common Stock or the Outstanding Company Voting Securities if the Board approves such acquisition either prior to or immediately after its occurrence, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (v) any acquisition by any corporation controlled by the Company or (vi) any acquisition by any corporation pursuant to a transaction that complies with clauses (c)(A), (c)(B) and (c)(C) of Appendix A; or
     (b) Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding anything to the contrary herein, a divestiture or spin-off of an Affiliate of the Company shall not by itself constitute a “Change in Control.”

APPENDIX B
AUDIT AND RISK COMMITTEE CHARTER
     Purpose. The Audit and Risk Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements of M&T Bank Corporation; the independent auditor’s qualifications and independence; the performance of M&T Bank Corporation’s internal audit function and independent auditors; risk assessment and risk management; and the compliance by M&T Bank Corporation with legal and regulatory requirements.
     The Audit and Risk Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
     Committee Membership. The Audit and Risk Committee shall be comprised of no fewer than three members. The members of the Audit and Risk Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. Audit and Risk Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
     The members of the Audit and Risk Committee shall be appointed by the Board on the recommendation of the Nomination, Compensation and Governance Committee. Audit and Risk Committee members may be replaced by the Board.
     Meetings. The Audit and Risk Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit and Risk Committee shall meet periodically with management (including the chief financial officer), the General Auditor and the independent auditor in separate executive sessions, and have such other direct and independent interaction with such persons from time to time as the members of the Audit and Risk Committee deem appropriate. The Audit and Risk Committee may request any director, officer or employee of M&T Bank Corporation or its subsidiaries or representatives of M&T Bank Corporation’s outside advisors or independent auditor to attend meetings of the Audit and Risk Committee or to meet with any members of, or consultants to, the Audit and Risk Committee. Minutes of all Audit and Risk Committee meetings will be approved by the Committee and maintained.
     Committee Authority and Responsibilities. The Audit and Risk Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit and Risk Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit and Risk Committee.
     The Audit and Risk Committee shall have unrestricted access to all data, records and employees of M&T Bank Corporation and its subsidiaries.
     The Audit and Risk Committee shall preapprove all auditing services, internal control-related services, and permitted non-audit services (including the fees and terms thereof) to be performed for M&T Bank Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit and Risk Committee prior to the completion of the audit.
     The Audit and Risk Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. M&T Bank Corporation shall provide for appropriate funding, as determined by the Audit and Risk Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit and Risk Committee.
     The Audit and Risk Committee shall make regular reports to the Board. The Audit and Risk Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit and Risk Committee shall annually review the Audit and Risk Committee’s own performance.
     The Audit and Risk Committee shall review and reassess the adequacy of the following appendices to the M&T Bank Corporation Corporate Governance Standards: 1 (M&T Bank Corporation Disclosure and Regulation FD Policy), 5 (the M&T Bank Corporation Financial Reporting and Disclosure Controls and Procedures Policy), 6 (the M&T Bank Corporation Code of Ethics for CEO and Senior Financial Officers) and 8 (the M&T Bank Corporation Employee Complaint Procedures for Accounting and Auditing Matters), from time to time and recommend any proposed changes to the Board for approval.
     The Audit and Risk Committee, to the extent it deems necessary or appropriate, shall:
     1. Financial Statement and Disclosure Matters.
     1.1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, consider whether they are consistent with the information known to Committee members, and recommend to the Board whether the audited financial statements should be included in M&T Bank Corporation’s Form 10-K.
     1.2. Review and discuss with management and the independent auditor M&T Bank Corporation’s quarterly financial statements on Forms 10-Q, including the results of the independent auditor’s reviews of quarterly financial statements and consider whether they are consistent with the information known to Committee members. Whenever possible, these reviews will occur prior to the filing of Forms 10-Q.
     1.3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of M&T Bank Corporation’s financial statements, including any significant changes in M&T Bank Corporation’s selection or application of accounting principles, the impact of any recent professional and regulatory pronouncements, any major issues as to the adequacy of M&T Bank Corporation’s internal controls and any special steps adopted in light of material control deficiencies.
     1.4 Review and discuss with management and the independent auditor any major issues as to the adequacy of M&T Bank Corporation’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

     1.5 Review and discuss with management (including the General Auditor) and the independent auditor M&T Bank Corporation’s internal controls report and the independent auditor’s attestation of the report prior to the filing of M&T Bank Corporation’s Form 10-K.
     1.6. Review and discuss quarterly reports from the independent auditors on:
1.6.1.	All critical accounting policies and practices used.

1.6.2.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

1.6.3.	Other material written communications between the independent auditor and management, such as any management letter.
     1.7. Discuss with management M&T Bank Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
     1.8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on M&T Bank Corporation’s financial statements.
     1.9. Discuss with management M&T Bank Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including M&T Bank Corporation’s risk assessment and risk management policies.
     1.10. Discuss with the independent auditor the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
     1.11. Review disclosures made to the Audit and Risk Committee by M&T Bank Corporation’s CEO and CFO during their certification process for the Form10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in M&T Bank Corporation’s internal controls.
     1.12. Review and discuss significant disclosure issues considered by the Disclosure Policy Committee.
     2. Oversight of M&T Bank Corporation’s Relationship with the Independent Auditor.
     2.1. Review and evaluate the lead partner of the independent auditor team.
     2.2. Obtain and review a report from the independent auditor at least annually regarding; the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm; any steps taken to deal with any such issues; and all relationships between the independent auditor and M&T Bank Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit and Risk Committee shall present its conclusions with respect to the independent auditor to the Board.
     2.3 Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is necessary to replace the independent auditing firm.
     2.4. Recommend to the Board policies for M&T Bank Corporation’s hiring of employees or former employees of the independent auditor who had significant decision-making authority or who participated in an audit management capacity in the audit of M&T Bank Corporation.
     2.5. Discuss with the independent auditor issues on which they were consulted by M&T Bank Corporation’s audit team and matters of audit quality and consistency.
     2.6. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
     3. Oversight of M&T Bank Corporation’s Internal Audit Function.
     3.1. Review and concur in the appointment, replacement and compensation of the General Auditor and have the General Auditor report, functionally, to the Audit and Risk Committee.
     3.2. Confirm and assure the independence of the General Auditor.
     3.3. Discuss with the General Auditor and management the internal audit department’s responsibilities, budget and staffing.
     3.4. Review and approve the annual internal audit plans.
     3.5. Consider, in consultation with the General Auditor and the independent auditor, the audit scope and plan of the internal audit department and the outside auditor, and the coordination of audit efforts to ensure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
     3.6. Periodically, review performance versus plan and review and approve recommended changes in the planned scope of the internal audit plans.
     3.7. Review the significant reports to management prepared by the internal auditing department and management’s responses.
     3.8. Review with the senior internal audit executive any difficulties encountered during the course of any internal audits, including any restrictions on the scope of audit work or access to required information.
     3.9 Review with the General Auditor the internal audit department’s compliance with the Institute of Internal Auditors’ “Standards of the Professional Practice of Internal Auditing.”

     3.10 Understand the scope of the internal auditor’s review of internal control over financial reporting.
     4. Compliance Oversight Responsibilities.
     4.1. Obtain from the independent auditor assurance that if it detects or becomes aware of any illegal act, that the Audit and Risk Committee will be adequately informed and provided with a report if required under the Exchange Act.
     4.2. Advise the Board with respect to M&T Bank Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with M&T Bank Corporation’s Code of Business Conduct and Ethics and Code of Ethics for CEO and Senior Financial Officers.
     4.3. Establish procedures for the receipt, retention and treatment of complaints received by M&T Bank Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
     4.4. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding M&T Bank Corporation’s financial statements or accounting policies.
     4.5. Discuss with M&T Bank Corporation’s General Counsel legal matters that may have a material impact on the financial statements or M&T Bank Corporation’s compliance policies.
     5. Risk Management Oversight Responsibilities
     5.1 Receive and review reports from the Enterprise-Wide Risk Management functions, and review the steps management has taken to assess, monitor and control credit, operational, strategic/reputational, compliance/legal, liquidity, market and interest rate risks.
     5.2 Receive and review reports from Loan Review function, including the scope of its work and the results of its reviews.
     5.3 Receive and review reports from the Information Technology area on matters concerning information security, business continuity and disaster recovery.
     5.4 Receive and review reports from the Central Operations area on the annual self-assessment of payment system risk.
     Limitation of Audit and Risk Committee’s Role. While the Audit and Risk Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Risk Committee to plan or conduct audits or to determine that M&T Bank Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY
M&T BANK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
April 21, 2009
11:00 a.m. (EDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints Bradley S. Callahan, Mark M. Caplan and Victor E. Salerno as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 2009 and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the reverse side)
Ä            FOLD AND DETACH HERE          Ä

M&T BANK CORPORATION — ANNUAL MEETING, APRIL 21, 2009
YOUR VOTE IS IMPORTANT!
Proxy materials are available online at:
https://www.proxyvotenow.com/mtb
or http://ir.mandtbank.com/proxy.cfm
You can vote in one of three ways:
1.	Call Toll Free 1-888-216-1320 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
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or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5236

z			{
☒	PLEASE MARK VOTES AS INDICATED IN THIS EXAMPLE	The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.

		FOR	WITHHOLD ALL	For All Except		FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees:	☐	☐	☐	2. TO APPROVE THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN.	☐	☐	☐
(1) Brent D. Baird, (2) Robert J. Bennett,
(3) C. Angela Bontempo, (4) Robert T. Brady,
(5) Michael D. Buckley, (6) T. Jefferson Cunningham III, (7) Mark J. Czarnecki,
(8) Colm E. Doherty, (9) Patrick W.E. Hodgson, (10) Richard G. King,
(11) Jorge G. Pereira, (12) Michael P. Pinto, (13) Melinda R. Rich,
(14) Robert E. Sadler, Jr., (15) Eugene J. Sheehy, (16) Herbert L. Washington,
	(17) Robert G. Wilmers				3. TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
					4. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.					IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

					Mark here if you plan to attend the meeting.			☐
					Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements.			☐
					Mark here for address change and note change below.			☐

	Please be sure to date and sign this proxy card in the box below.	Date
Sign in box above
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD.
When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

x	* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *	y

Ã	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	Ã
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Mail (received no later than April 20, 2009); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. (EDT), April 21, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
anytime prior to 3:00 a.m. (EDT), April 21, 2009 Call Toll Free on a Touch-Tone Phone. 1-888-216-1320	anytime prior to 3:00 a.m. (EDT), April 21, 2009, go to https://www.proxyvotenow.com/mtb or http://ir.mandtbank.com/proxy.cfm

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

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